Exhibit 10.3

Execution Copy

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

RESACA EXPLOITATION, INC.,
as the Borrower,

CIT CAPITAL USA INC.,
as the Administrative Agent,

and

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders

$50,000,000 Senior Secured Revolving Credit Facility

June 26, 2009

i

Section 12.9.	Tax Matters; Administrative Services	78
Section 12.10.	Termination; Limited Survival	78
Section 12.11.	Severability	78
Section 12.12.	Counterparts; Fax	78
Section 12.13.	Waiver of Jury Trial, Punitive Damages, etc.	79
Section 12.14.	USA Patriot Act Notice	79

SCHEDULES AND EXHIBITS:

Schedule 1	-	Disclosure Schedule
Schedule 2	-	Security Schedule
Schedule 3	-	Insurance Schedule
Schedule 4	-	Lenders Schedule

Exhibit A	-	Promissory Note
Exhibit B-1	-	Borrowing Notice
Exhibit B-2	-	Interest Election Request
Exhibit C	-	Certificate Accompanying Financial Statements
Exhibit D	-	Opinion of Haynes & Boone LLP, Counsel for Borrower
Exhibit E	-	Assignment and Acceptance Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of June 26, 2009, by and among Resaca Exploitation, Inc. a Texas corporation (the “Borrower”), CIT Capital USA Inc., as administrative agent (the “Administrative Agent”), and the Lenders referred to below.

W I T N E S S E T H:

A.                                   The Borrower, NGP Capital Resources Company, as Administrative Agent (the “Prior Administrative Agent”), and other financial institutions named and defined therein as lenders and agents entered into that certain Credit Agreement dated May 1, 2006, as amended by Limited Consent and Waiver and Amendment dated May 7, 2006, a First Amendment to Credit Agreement dated May 31, 2007, a Second Amendment to Credit Agreement dated August 1, 2007, a Third Amendment to Credit Agreement dated October 12, 2007, a Limited Consent and Waiver and Amendment dated January 15, 2008, and a Fourth Amendment to Credit Agreement dated June 11, 2008.

B.                                     The Borrower, the Prior Administrative Agent and other financial institutions named and defined therein as lenders and agents amended and restated such Credit Agreement and entered into, with other financial institutions named and defined therein as lenders and agents, that certain Amended and Restated Credit Agreement dated as of July 11, 2008 pursuant to which such lenders provided certain loans to the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).

C.                                     The Borrower has requested the Lenders, and the Lenders have agreed, to amend and restate the Existing Credit Agreement, subject to the terms and conditions of this Agreement.

D.                                    In consideration of the mutual covenants and agreements contained herein in consideration of the loans which may hereafter be made by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I - Definitions and References

Section 1.1.                                   Defined Terms.  As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate shall be no less than 2.5% per annum at any time.

“Administrative Agent” means CIT Capital USA Inc., as the Administrative Agent hereunder, and its successors in such capacity.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)                                  to vote 10% or more of the securities or other equity interests (on a fully diluted basis) having ordinary voting power for the election of directors, the managing general partner or partners or the managing member or members; or

(b)                                 to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.6.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) and (c) a the Adjusted LIBO Rate for a one (1) month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.0%); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Bloomberg BBAM Screen (or on any successor or substitute thereto or therefor selected by the Administrative Agent in accordance with the definition of LIBO Rate herein) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means, for any day, (a) with respect to any Eurodollar Loan, a rate per annum equal to 5.50% and (b) with respect to any ABR Loan, a rate per annum equal to 4.50%.

“Approved Capital and Operating Budget” means the Borrower’s plan, as approved by the Administrative Agent pursuant to Section 8.2(k), for conducting Approved Development Activities on the Oil and Gas Properties. The Approved Capital and Operating Budget shall set forth by lease, block, tract, etc., field or platform, as appropriate, projected drilling costs, completion costs, lease operating expenses, workover expenses (beyond those accounted for by the Borrower as lease operating expenses) and all other expenses customarily incurred within reasonable industry standards related to the operation and development of the Oil and Gas Properties, the number and identification of wells to be reworked, recompleted or drilled and other major items as the Administrative Agent may reasonably request, in each quarter covered by such Approved Capital and Operating Budget.

“Approved Development Activities” means, subject to prudent industry standards, drilling, geological and geophysical investigations and evaluations and related activities on the Oil and Gas Properties, substantially in accordance with the Approved Capital and Operating Budget (i) in order to bring into production proven reserves and other reserves which are included in the determination of the Borrowing Base, and (ii) in order to further explore and/or develop the Hydrocarbons not otherwise included in the Borrowing Base, in each case as approved by the Administrative Agent.

“Approved Hedge Counterparty” has the meaning given to such term in the Intercreditor Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” means Resaca Exploitation, Inc., a Texas corporation, f/k/a Resaca Exploitation, L.P., a Delaware limited partnership.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.7, as the same may be adjusted from time to time pursuant to Section 2.8, Section 8.16(c) or Section 8.21.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceed the Borrowing Base then in effect.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by the Borrower which meets the requirements of Section 2.3.

“Business Day” means a day, other than a Saturday or Sunday, on which the Administrative Agent and commercial banks are open for business in Houston, Texas.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (without duplication) of all exploration and development expenditures and costs that should be capitalized in accordance with GAAP and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

“Cash Equivalents” means Investments in:

(a)                                  marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b)                                 demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody’s or AA- by S & P;

(c)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

(d)                                 open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S & P; and

(e)                                  money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

“Change of Control” means, in each case without the written consent of the Required Lenders:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any such group which includes a Lender or an Affiliate of a Lender) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)                                  any Person or two or more Persons acting in concert (other than a Lender or an Affiliate of a Lender) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.1(b)), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closing Date” means the date on which all of the conditions precedent set forth in Article VI shall have been satisfied (or waived in accordance with Section 12.1(a)).

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of the CIT Capital USA Inc., as collateral agent for the benefit of the Secured Creditors) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.6 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.5.  The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Percentage Share of the then effective Borrowing Base.

“Commitment Period” means the period from and including the Closing Date to but excluding the Maturity Date, or (a) such later date as requested by the Borrower and approved by all Lenders or (b) such earlier date as may be requested by the Borrower (or, if earlier, the day on which the obligation of Lenders to make Loans hereunder has been terminated or the Notes first become due and payable in full, whether by acceleration or otherwise).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries, as of the date thereof.

“Consolidated EBITDA” means for any period, the aggregate Consolidated Net Income of the Borrower for such period; plus each of the following (without duplication) determined for the Borrower for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) Consolidated interest expense deducted in determining Consolidated Net Income (c) depreciation, depletion and amortization expense deducted in determining Consolidated Net Income and any other non-cash charge, expense or loss (including, without limitation, non-cash employee and director compensation) deducted in determining Consolidated Net Income (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or reserve for cash charges for any future period), (d) all costs and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof, and (e) transaction costs, expenses and charges with respect to acquisitions deducted from Consolidated Net Income pursuant to SFAS 141(R); provided that cash payments made during such period or in any future period in respect of non-cash charges, expenses or losses, other than any such excluded charge, expense or loss as described in the parenthetical to this clause (c), shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments are made; and minus each of the following (without duplication) determined for the Borrower for such period, to the extent included in determining such Consolidated Net Income for such period: (i) interest income; (ii) any extraordinary income or gains; and (iii) any other non-cash income or gain (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (c) above).

“Consolidated Funded Indebtedness” means as of any date, the sum of the following (without duplication):  (a) all Indebtedness which is classified as “long-term indebtedness” on Consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as “long-term indebtedness” at the creation thereof, (b) Indebtedness for borrowed money of the Borrower and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, (c) all Indebtedness in respect of Capital Leases of the Borrower and its Consolidated Subsidiaries, and (d) other Indebtedness of the Borrower and its Consolidated Subsidiaries on which interest accrues.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP.  Consolidated Net Income shall not include (i) any gain or loss from the sale of assets other than in the ordinary course of business, or (ii) any non-cash income, gains, losses or charges resulting from the requirements of SFAS 133 or 143.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, in respect of the principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to the applicable interest rate plus three percent (3.0%) per annum, but in no event to exceed the Highest Lawful Rate.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three (3) Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent; (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity interest in such Lender or a parent company thereof by a Governmental Authority or instrumentality thereof.

“Disclosure Schedule” means Schedule 1 hereto, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of Required Lenders.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any such option or warrant).

“Eligible Transferee” means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by the Administrative Agent and, so long as no Default is continuing, by the Borrower, which consents in each case will not be unreasonably withheld, delayed or conditioned; provided that no Person organized outside the

United States may be an Eligible Transferee if the Borrower would be required to pay withholding taxes on interest or principal owed to such Person.

“Engineering Data” has the meaning assigned such term in Section 2.7(c)(i).

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 8.2(e) and Section 8.2(f).

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control  that, together with such Restricted Person, are treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning given to such term in Section 10.1.

“Excess Cash Flow” means, for any month, all cash proceeds received by Borrower from its Oil and Gas Properties less (i) amounts attributable to royalty or overriding royalty interests, other working interests, production payments or other similar payments made or to be made to other interest owners from such proceeds, (ii) amounts for debt service, (iii) Capital Expenditures, lease operating expenses, severance and other production taxes, and general and administrative expenses actually paid in such month, and (iv) reasonably anticipated Capital Expenditures, lease operating expenses, severance and other production taxes, and general and administrative expenses to be paid in the immediately following month.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such date, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means, collectively, (a) that certain Proposal Letter dated as of June 10, 2009, by and between the Borrower and the Administrative Agent and (b) that certain Fee Letter dated as of the Closing Date by and between the Borrower and the Administrative Agent.

“Fiscal Quarter” means a three-month period ending on September 30, December 31, March 31 or June 30 of any year.

“Fiscal Year” means a twelve-month period ending on June 30 of any year.

“GAAP” means those generally accepted accounting principles and practices in the United States of America in effect from time to time which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Restricted Person or with respect to any Restricted Person and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Required Lenders and the Administrative Agent agree to such change insofar as it affects the accounting of such Restricted Person and its Consolidated Subsidiaries.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by the Administrative Agent as a Guarantor or any Subsidiary of the Borrower which now or hereafter executes and delivers a guaranty to the Administrative Agent pursuant to Section 8.15.

“Guaranty Agreement” means that certain Guaranty Agreement executed by the Guarantors, if any, in form and substance reasonably acceptable to the Administrative Agent unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Hedge Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations.  All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

“Hydrocarbons” means crude oil, gas, other hydrocarbons, or other minerals.

“Indebtedness” of any Person means Liabilities, contingent or otherwise, in any of the following categories:

(a)                                  Liabilities for borrowed money;

(b)                                 Liabilities constituting an obligation to pay the deferred purchase price of property or services;

(c)                                  Liabilities evidenced by a bond, debenture, note or similar instrument;

(d)                                 Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) are payable more than one year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations);

(e)                                  Liabilities arising under Hedge Contracts (on a net basis to the extent netting is provided for in the applicable Hedge Contract);

(f)                                    Liabilities constituting Capital Lease Obligations;

(g)                                 Liabilities arising under conditional sales or other title retention agreements;

(h)                                 Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

(i)                                     Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property;

(j)                                     Liabilities with respect to letters of credit or applications or reimbursement agreements therefor;

(k)                                  Liabilities with respect to banker’s acceptances;

(l)                                     Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or

(m)                               Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the “Indebtedness” of any Person shall not include Liabilities (i) resulting from the requirements of SFAS 143, or (ii) that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

“Intercreditor Agreement” means an Intercreditor and Collateral Agency Agreement among the Borrower, the Guarantors, the Approved Hedge Counterparties named therein, the Administrative Agent, Lenders, and CIT Capital USA Inc., as collateral agent, in form and substance satisfactory to the Administrative Agent.

“Initial Engineering Report” means the engineering report concerning certain Oil and Gas Properties of Borrower as of July 1, 2008 and prepared by Haas Petroleum Engineering Services, Inc.

“Initial Financial Statements” means the audited annual Consolidated financial statements of Borrower as of June 30, 2008, and the unaudited quarterly Consolidated financial statements of Borrower as of March 31, 2009.

“Insurance Schedule” means Schedule 3 attached hereto.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.4.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning given to such term in Section 2.7(b).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

“Investment” means any investment, made directly or indirectly, in any Person, whether by purchase, acquisition of equity interests, indebtedness or other obligations or securities or by extension of credit, loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

“Law” means any applicable statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof, as the case may be.  Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“Lender Hedge Obligations” means all obligations arising from time to time under Hedge Contracts entered into from time to time between the Borrower or any Guarantor and a counterparty that is a Lender or an Affiliate of a Lender; provided that (a) if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedge Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within “Lender Hedge Obligations” hereunder, the applicable counterparty must have provided the Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement.

“Lender Parties” means the Administrative Agent and all Lenders.

“Lenders” means each Lender signatory hereto, and the successors of each such party as a Lender hereunder pursuant to Section 12.5.

“Lenders Schedule” means Schedule 4 hereto.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Bloomberg BBAM Screen (or on any successor or substitute thereto or therefor or any successor or substitute service, providing rate quotations comparable to those currently provided on Bloomberg BBAM Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be reasonably determined by the Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such Eurodollar rate as may be selected by the Administrative Agent in its sole discretion.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.  “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Fee Letter and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time while no Loans are outstanding, Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans are outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans; provided, that if there are less than three Lenders, all Lenders shall be required to constitute the “Majority Lenders”.

“Material Adverse Change” means a material and adverse change to (a) the Borrower’s Consolidated financial condition, (b) the Borrower’s Consolidated business, assets, operations, properties or prospects, considered as a whole, (c) the Borrower’s ability to timely pay the Obligations, or (d) the validity or enforceability of the material terms of any Loan Documents.

“Material Agreement” has the meaning assigned such term in Section 7.24.

“Maturity Date” means July 1, 2012.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on the Lenders Schedule under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.6(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.5.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Note” means the promissory notes of the Borrower described in Section 2.2(d) and being substantially in the form of Exhibit A together with all amendments, modifications, replacements, extensions, and rearrangements thereof.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.  “Obligation” means any part of the Obligations.

“Oil and Gas Properties” means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all Hydrocarbons gathering, treating, storage, processing and handling assets.

“Operating Account” means (a) the deposit account #51895680 maintained at the Borrower’s expense with Amegy Bank, National Association existing on the Closing Date or (b) if the foregoing account is closed, a deposit account opened with a bank reasonably acceptable to the Administrative Agent in accordance with Section 8.18 maintained at the Borrower’s expense.

“Operating Account Bank” means the bank where the Borrower maintains the Operating Account.

“Percentage Share” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Lenders Schedule.

“Permitted Investments” means:

(a)                                  Cash Equivalents;

(b)                                 existing Investments described in the Disclosure Schedule;

(c)                                  so long as no Default has occurred, normal and prudent extensions of credit by Restricted Persons to their customers for buying goods and services in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner;

(d)                                 so long as no Default has occurred, extensions of credit among Restricted Persons which are subordinated to the Obligations upon terms and conditions satisfactory to Required Lenders and the Administrative Agent in their sole and absolute discretion; and

(e)                                  Investments not described in subsections (a) through (d) above which do not (taking into account all Investments of all Restricted Persons) exceed an aggregate amount of $100,000 during any Fiscal Year.

“Permitted Liens” means:

(a)                                  statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b)                                 landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

(c)                                  minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

(d)                                 deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds) incurred in the ordinary course of business;

(e)                                  Liens under the Security Documents, including Liens securing Hedge Contracts entered into by Approved Hedge Counterparties pursuant to and subject to the Intercreditor Agreement; and

(f)                                    with respect only to property subject to any particular Security Document, Liens burdening such property which are expressly allowed by, or described or referenced in, such Security Document.

“Person” means an individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, Tribunal, or any other legally recognizable entity.

“Prescribed Forms” has the meaning given to such term in Section 5.3(c).

“Prime Rate” means in respect of ABR Loans, the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. (or its successor) as its prime rate in effect at its principal office in New York City (or if such rate is at any time not available, the prime rate so quoted by any banking institution as determined by the Administrative Agent in its reasonable discretion); each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. Such rate is set by the JPMorgan Chase Bank, N.A. as a general reference rate of interest, taking into account such factors as the JPMorgan Chase Bank, N.A. may deem appropriate; it being understood that many of the JPMorgan Chase Bank, N.A.’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the JPMorgan Chase Bank, N.A. may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Restricted Persons that are located in or offshore of the United States and that are expected to have attributable to them oil or gas reserves, as such production is projected in the Engineering Report most recently delivered, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 8.2(f) and otherwise are satisfactory to the Administrative Agent.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.  “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Rating Agency” means either S & P or Moody’s.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.7(d).

“Register” has the meaning given such term in Section 12.5(f).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Required Lenders” means, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans; provided, that if there are less than three Lenders, all Lenders shall be required to constitute the “Required Lenders”.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Principal, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, a manager or a Responsible Officer of such Person’s managing member or manager, or such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, and (c) with respect to any Person that is a general partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners.

“Restricted Person” means the Borrower, each Subsidiary of the Borrower, and each Guarantor.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans.

“S & P” means Standard & Poor’s Ratings Services (a division of The McGraw Hill Companies), or its successor.

“Scheduled Redeterminations” has the meaning given to such term in Section 2.7(b).

“Secured Creditors” shall mean, collectively, the Lenders, the Approved Hedge Counterparties and the Administrative Agent.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to the Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the Lender Hedge Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Torch Management Services Agreement” means that certain Second Amended and Restated Agreement for Operational, Accounting and Financial Services dated January 1, 2009 among Torch Energy Advisors Incorporated, Torch Energy Services, Inc. and the Borrower.

“Total Reserve Value” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and its Subsidiaries’ collective interests in such reserves during the remaining expected economic lives of such reserves.  Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers; provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) the pricing assumptions used in determining Total Reserve Value for any particular reserves shall be based upon (i) annual quotations on the New York Mercantile Exchange for Henry Hub (natural gas) or Cushing, Oklahoma (oil) futures on the date of the relevant Engineering Report for each calendar year to the extent such quotations are available for future periods; provided further that with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied, (ii) with respect to future periods for which quotations are not available on the New York Mercantile Exchange, constant pricing for such periods based on the quotation for the last period for which a quotation is available on the New York Mercantile Exchange for Henry Hub (natural gas) or Cushing, Oklahoma (oil), (c) operating expenses shall be held constant, (d) future Capital Expenditures shall be expressed in current year dollars (i.e., inflation shall not be assumed), (e) to the extent basis Hedge Contracts are not in place, the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period and (f) to the extent that Hedge Contracts are in place the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be, (i) in the case of volumes subject to a swap or other fixed priced hedge, at the applicable fixed price and (ii) in the case of volumes subject to a floor or ceiling hedge (including a collar), at the price set out in the preceding clause (b)(i), but not to exceed such ceiling or to be less than such floor.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality thereof, whether now or hereafter constituted or existing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

Section 1.2.                                   Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.3.                                   Exhibits and Schedules; Additional Definitions.  All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.  Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document.  References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof.  Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.  References to “days” shall mean calendar days, unless the term “Business Day” is used.  Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

Section 1.6.                                   Calculations and Determinations.  All calculations under the Loan Documents of interest and fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days.  Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Business Day) shall, in the absence of manifest error, be conclusive and binding.  Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

Section 1.7.                                   Joint Preparation; Construction of Indemnities and Releases.  This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.  All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE II - The Credits

Section 2.1.                                   Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Commitment Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.2.                                   Loans and Borrowings.

(a)                                  Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Types of Loans.  Subject to Section 3.3, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)                                 Notes.  The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower upon request by such Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Acceptance, as of the effective date of the Assignment and Acceptance, payable to such Lender or its registered assigns in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.6, Section 12.5 or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note.  Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans. Upon surrender of any Note at the principal office of the Administrative Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), and an assignment agreement in form and substance acceptable to the Administrative

Agent whereby the assignee holder agrees to be bound by the terms hereof that are applicable to holders, shall execute and deliver, at the Borrower’s expense, a new Note in exchange therefor.

(e)                                  Loans and Borrowings under the Existing Credit Agreement.  On the Closing Date:

(i)                                     the Borrower shall pay all accrued and unpaid commitment fees and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Lender” under the Existing Credit Agreement;

(ii)                                  each “ABR Loan” outstanding under the Existing Credit Agreement shall be deemed to be amended and restated with the proceeds of a new ABR Loan and continued as existing Loans under this Agreement and not as a novation;

(iii)                               upon execution of this Agreement and receipt of $22,222,222.21 from CIT Bank, NGP Capital Resources Company shall be deemed to have assigned a portion of the ABR Loans continued under the this Agreement to CIT Bank in an aggregate principal amount of $22,222,222.21 in accordance with its Percentage Share of the Commitments as set forth on the Lender Schedule.

(iv)                              each “Lender” under the Existing Credit Agreement shall deliver to the Borrower the Note issued by the Borrower to it under the Existing Credit Agreement, marked “renewed, extended and replaced” or otherwise similarly defaced; and

(v)                                 the Existing Credit Agreement and the commitments thereunder shall be superceded by this Agreement and such commitments shall terminate.

It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder

Section 2.3.                                   Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Notice shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Notice in substantially the form of Exhibit B-1 and signed by the Borrower.  Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.2:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)                                 the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)                              the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each Borrowing Notice shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Notice in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4.                                   Interest Elections; Conversions.

(a)                                  Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Notice and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.4.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 Interest Election Requests; Conversion Requests.  To make an election or conversion, as the case may be, pursuant to this Section 2.4, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Notice would be required under Section 2.3 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit B-2 and signed by the Borrower.

(c)                                  Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.4(c)(iii) and 2.4(c)(iv) shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.5.                                   Funding of Borrowings.

(a)                                  Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the funding date in the Borrowing Notice by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower and designated by the Borrower in the applicable Borrowing Notice.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)                                 Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.6.                                   Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)                                  Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Credit Amounts are terminated or reduced to zero by the Borrower, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)                                 Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i)                                     The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.4(a), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.6(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.6(b)(ii) shall be irrevocable.  Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.7.                                   Borrowing Base.

(a)                                  Initial Borrowing Base.  For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $35,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.8, Section 8.16(c) or Section 8.21.

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.7 (a “Scheduled Redetermination”), and, subject to Section 2.7(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower and the Lenders on or about April 1st and October 1st of each year, commencing October 1, 2009.  In addition, one time during any 12 month period (i) the Borrower may, by notifying the Administrative Agent thereof, (ii) the Administrative Agent may, by notifying the Borrower thereof and (iii) the Required Lenders may, by directing the Administrative Agent to notify the Borrower thereof, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.7.

(c)                                  Scheduled and Interim Redetermination Procedure.

(i)                                     Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of (A) in the case of a Scheduled Redetermination, the Engineering Report as of July 1 pursuant to Section 8.2(e) or the Engineering Report as of January 1 pursuant to Section 8.2(f) and, in the case of an Interim Redetermination, the Engineering Report pursuant to Section 8.2(f), and (B) such other reports, data and supplemental information, as may, from time to time, be reasonably requested by the Majority Lenders (the Engineering Report and such other reports, data and supplemental information being the “Engineering Data”), the Administrative Agent shall evaluate the information contained in the Engineering Data and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Data and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)                                  The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)                              in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Data required to be delivered by the Borrower pursuant to Section 8.2(e) or Section 8.2(f), as applicable, and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Data required to be delivered by the Borrower pursuant to Section 8.2(e) or Section 8.2(f), as applicable, and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Data from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.7(c)(i); and

(B)                                in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Data.

(iii)                               Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders in their sole discretion as provided in this Section 2.7(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved by the Majority Lenders as provided in this Section 2.7(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a rejection of the Proposed Borrowing Base.  If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Majority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.7(d).  If, however, at the end of such 15-day period, all of the Lenders or the Majority Lenders, as applicable, have not approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders in their reasonable discretion or the Majority Lenders, as applicable, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.7(d).

(d)                                 Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or Majority Lenders, as applicable, pursuant to Section 2.7(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent and the Lenders:

(i)                                     in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Data required to be delivered by the Borrower pursuant to Section 8.2(e) or Section 8.2(f), as applicable, and in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Data required to be delivered by the Borrower pursuant to Section 8.2(e) or Section 8.2(f), as applicable, and in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)                                  in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under

Section 2.8, Section 8.16(c) or Section 8.21, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Section 2.8.                                   Redetermination Concurrent with Transfer.   If Required Lenders shall consent to any sale, transfer, lease, exchange, alienation or other disposition by the Borrower of any assets or properties other than as permitted pursuant to Section 9.5 hereof, and the Borrower shall not use the proceeds thereof within ninety days (90) after the receipt thereof to either (a) acquire Oil and Gas Properties as consented to by Required Lenders, or (b) include such proceeds as an addition to the then Approved Capital and Operating Budget for the purpose of conducting Approved Development Activities as consented to by Required Lenders, then in either case the Borrowing Base shall automatically be reduced thereupon by an amount equal to the value (as determined by the Administrative Agent and the Required Lenders in their reasonable discretion) attributed to such assets or properties in the immediately preceding determination of the Borrowing Base.

ARTICLE III - Payments of Principal and Interest; Prepayments; Fees

Section 3.1.                                   Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in full in cash on the Maturity Date.

Section 3.2.                                   Interest.

(a)                                  ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)                                 Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)                                  Post-Default Rate.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.4(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at the Default Rate, but in no event to exceed the Highest Lawful Rate.

(d)                                 Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.2(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any

Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.3.                                   Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) (i) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period or (ii) deposits (whether in dollars or an alternative currency) are not being offered to Lenders in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Borrowing; or

(b)                                 the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Notice requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by all Lenders, sufficient to cover each Lender’s cost of funds.

Section 3.4.                                   Prepayments.

(a)                                  Optional Prepayments.  Subject to any break funding costs payable pursuant to Section 5.2 and prior notice in accordance with Section 3.4(b), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, (except as may be otherwise provided in the Fee Letter); provided that the aggregate amounts of all partial prepayments of principal on such Notes equals $500,000 or any higher integral multiple of $500,000 and the Borrower shall not make any prepayments which would reduce the unpaid principal balance of Loans to it to less than the lesser of (i) the Borrowing Base then in effect or (i) $500,000 without prepaying all outstanding Obligations and terminating this Agreement. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.  Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.2.

(c)                                  Mandatory Prepayments.

(i)                                     If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.6(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess.

(ii)                                  Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.7, Section 2.8, Section 8.16(c) or Section 8.21, if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall:

(A)                              either:

(1)                             prepay the Borrowings in an aggregate principal amount equal to such excess; or

(2)                             pledge additional collateral not included in the most recent Engineering Report to the Administrative Agent having a fair market value equal to at least the amount of the deficiency or otherwise satisfactory to the Administrative Agent such that the total Revolving Credit Exposures are less than or equal to the Borrowing Base  as redetermined or adjusted; and

(B)                                cause, for so long as any Borrowing Base Deficiency continues to exist, 100% of Excess Cash Flow to be used to prepay the Borrowings in an amount not to exceed such Borrowing Base Deficiency, such amounts to be paid to the Administrative Agent within three (3) Business Days of each delivery to Administrative Agent by Borrower of a report of such Excess Cash Flow, which report shall be due for any month a determination thereof is to be made within thirty (30) days after the end of such month; provided that while any such Borrowing Base Deficiency continues to exist, the Borrower may make payments for general and administrative costs approved by the Majority Lenders in their reasonable discretion.

The Borrower shall be obligated to make such prepayment and/or pledge of collateral within sixty (60) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.7(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.4(c)(ii) must be made on or prior to the Maturity Date.

(iii)                               If a Borrowing Base Deficiency exists, or during an Event of Default, the Borrower shall prepay the Borrowings with all net cash proceeds received from any public or private Indebtedness by the Borrower or any of its Subsidiaries as consented to by Required Lenders pursuant to Section 9.1, any Equity offering by the Borrower or any of its Subsidiaries and any sales or other dispositions of Properties.

(iv)                              Each prepayment of Borrowings pursuant to this Section 3.4(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v)                                 Each prepayment of Borrowings shall be applied ratably to the Loans of each Lender included in the prepaid Borrowings.  Prepayment pursuant to this Section 3.4(c) shall be accompanied by accrued interest to the extent required by Section 3.2 and any break funding costs payable pursuant to Section 5.2.

Section 3.5.                                   Fees.

(a)                                  Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (other than a Defaulting Lender), which shall accrue on any day at a rate per annum equal to 0.75% on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Maturity Date.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent as outlined in the Fee Letter.

ARTICLE IV - Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.1.                                   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.1, Section 5.2, Section 5.3 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in the Lender Schedule and except that payments pursuant to Section 5.1, Section 5.2, Section 5.3 and Section 12.4 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in U.S. dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                                  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.1(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.1(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.2.                                   Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.3.                                   Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b) or Section 4.2 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE V - Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.1.                                   Increased Costs.

(a)                                  Eurodollar Changes in Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except  any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)                                  impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.1(a) or 5.1(b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.2.                                   Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), minus (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.2 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.3.                                   Reimbursable Taxes.  The Borrower covenants and agrees that:

(a)                                  The Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, (i) taxes imposed on or measured by such Lender Party’s overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which it is organized or otherwise resides for tax purposes, (ii) with respect to each Lender Party, taxes imposed by reason of any present or former connection between such Lender Party and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any Note or any transaction contemplated hereby, and (iii) any United States withholding tax imposed on any payment to such Lender Party by the Borrower pursuant to this Agreement, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Lender Party under the laws and treaties in effect when such Lender Party first becomes a party to this Agreement (all such non-excluded taxes, levies, costs and charges being collectively called “Reimbursable Taxes”).  Such indemnification shall be on an after-tax basis and, except as otherwise provided in Section 5.3(b), paid within three (3) Business Days after a Lender Party makes demand therefor.

(b)                                 All payments on account of the principal of, and interest on, each Lender Party’s Loans and Notes, and all other amounts payable by the Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of the Borrower.  In the event the Borrower is compelled by Law to make any such deduction or withholding from any payment to any Lender Party, the Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding.  If the Borrower should make any deduction or withholding as aforesaid, the Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

(c)                                  Notwithstanding the foregoing provisions of this section, the Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with the Administrative Agent (with copies provided to the Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms; provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax.  As used in this section, “Prescribed Forms” means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code, or (z) any applicable rules or regulations thereunder, permit the

Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes

Section 5.4.                                   Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of Different Lending Office.  If any Lender requests compensation under Section 5.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.1 or Section 5.3, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 5.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, or if any Lender defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Lender, or, if any Lender is deemed to have rejected a Proposed Borrowing Base pursuant to Section 2.7(c)(iii) in connection with either a Scheduled Redetermination or an Interim Redetermination, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.5), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.1 or payments required to be made pursuant to Section 5.3, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI - Conditions Precedent to Lending

Section 6.1.                                   Documents to be Delivered.  No Lender has any obligation to make its first Loan unless the Administrative Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to the Administrative Agent:

(a)                                  This Agreement and any other documents that Lenders are to execute in connection herewith.

(b)                                 Each Note.

(c)                                  Security Documents listed in the Security Schedule.

(d)                                 Certain certificates of the Borrower including:

(i)                                     An “Omnibus Certificate” of the secretary or assistant secretary of the Borrower, which shall contain the names and signatures of the officers of the Borrower authorized to execute Loan Documents on behalf of the Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:  (A) a copy of resolutions duly adopted by the board of directors of the Borrower, and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (B) a copy of the certificate of formation of the Borrower, certified by the appropriate official of the state of Texas, and (C) a copy of the bylaws of the Borrower, and all amendments thereto.

(ii)                                  A “Compliance Certificate” by a Responsible Officer of the Borrower, dated as of the Closing Date, in which such officer certifies to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 6.2.

(e)                                  Certificates of the due formation, valid existence and good standing of the Borrower in Texas issued by the appropriate authorities of such jurisdiction, and certificates of the Borrower’s due qualification to do business, issued by appropriate officials in New Mexico and any other states in which the Borrower owns property subject to Security Documents or such other evidence of the foregoing satisfactory to the Administrative Agent.

(f)                                    Documents similar to those specified in subsections Section 6.1(d)(i) and (e) of this section with respect to each Subsidiary of the Borrower and the execution by it of its guaranty of the Obligations.

(g)                                 True and complete copies of that certain Resignation and Appointment Agreement dated even date herewith between the Prior Administrative Agent and the Administrative Agent and any instruments evidencing transfer or other documents required in connection with either of the foregoing.

(h)                                 Favorable opinions of (i) Haynes & Boone LLP, counsel for the Borrower, substantially in the forms set forth in Exhibit D and (ii) any local counsel opinions reasonably requested by the Administrative Agent in form and substance satisfactory to the Administrative Agent.

(i)                                     The Initial Financial Statements and the Borrower’s annual business and financial plan for Fiscal Year 2010.

(j)                                     A certificate by a Responsible Officer of the Borrower, certifying the Initial Financial Statements of the Borrower delivered pursuant to clause (i) above.

(k)                                  Certificates or binders evidencing Restricted Persons’ insurance in effect on the date hereof, naming the Administrative Agent as loss payee and additional insured.

(l)                                     A certificate by a Responsible Officer of the Borrower, in form and detail acceptable to the Administrative Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

(m)                               The Initial Engineering Report and the Approved Capital and Operating Budget.

(n)                                 Payment of all commitment, facility, agency and other amounts required to be paid to any Lender or to the Administrative Agent on behalf of any Lender, pursuant to any Loan Documents, or any commitment agreement heretofore entered into, and payment of the Administrative Agent’s counsel’s fees and expenses.

(o)                                 The Hedge Contracts set forth in Section 8.21 of the Disclosure Schedule shall be in full force and effect as of the Closing Date and the notional volumes of such Hedge Contracts shall be at least 70% of the reasonably anticipated aggregate Projected Oil and Gas Production attributable to Proved Developed Producing Reserves for each month continuing through and including December of 2011.

(p)                                 The Administrative Agent shall be reasonably satisfied that the Security Documents create first priority, perfected Liens on at least 90% of the Total Reserve Value of the Oil and Gas Properties evaluated in the Initial Reserve Report, 100% of the Proved Developed Producing Reserves of the Borrower and all other Oil and Gas Properties identified and requested by the Administrative Agent.

(q)                                 The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the Total Reserve Value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

(r)                                    All documents and instruments which the Administrative Agent has then reasonably requested, in addition to those described in this Section 6.1.  All such additional documents and instruments shall be reasonably satisfactory to the Administrative Agent in form, substance and date.

Section 6.2.                                   Additional Conditions Precedent.  No Lender has any obligation to make any Loan (including its first) unless the following conditions precedent have been satisfied:

(a)                                  All representations and warranties made by any Restricted Person in any Loan Document shall be true in all respects on and as of the date of such Loan as if such representations and warranties had been made as of the date of such Loan, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and the Administrative Agent.

(b)                                 No Default or Borrowing Base Deficiency shall exist at the date of such Loan.

(c)                                  No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to result in a Material Adverse Change since the Closing Date.

(d)                                 Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

(e)                                  The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

(f)                                    The Administrative Agent shall have received all documents and instruments which the Administrative Agent has then reasonably requested, in addition to those described in Section 6.1 (including opinions of legal counsel for Restricted Persons and the Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters reasonably pertaining hereto and thereto.  All such additional documents and instruments shall be satisfactory to the Administrative Agent in form, substance and date.

ARTICLE VII - Representations and Warranties

To confirm each Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, the Borrower represents and warrants to each Lender that:

Section 7.1.                                   No Default.  No Restricted Person is in default in the performance of any of its covenants and agreements contained in any Loan Document.  No event has occurred and is continuing which constitutes a Default.

Section 7.2.                                   Organization and Good Standing.  Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

Section 7.3.                                   Authorization.  Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.  The Borrower is duly authorized to borrow funds hereunder.

Section 7.4.                                   No Conflicts or Consents.  The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents.  Except as expressly contemplated in the Loan Documents no permit, consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 7.5.                                   Enforceable Obligations.  This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 7.6.                                   Initial Financial Statements.  The Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements.  The Initial Financial Statements fairly present, on a pro forma basis in accordance with GAAP, the Borrower’s Consolidated financial position at the date thereof and the Consolidated results of the Borrower’s operations and the Borrower’s Consolidated cash flows for the period thereof.  Since the Closing Date no Material Adverse Change has occurred, except as reflected in Section 7.6 of the Disclosure Schedule.  All Initial Financial Statements were prepared in accordance with GAAP.

Section 7.7.                                   Other Obligations and Restrictions.  No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, individually or in the aggregate, material to the Borrower or material with respect to the Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 7.7 of the Disclosure Schedule or otherwise permitted under Section 9.1.  Except as shown in the Initial Financial Statements or disclosed in Section 7.7 of the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could reasonably be expected to cause a Material Adverse Change.

Section 7.8.                                   Full Disclosure.  No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.  There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which could cause a Material Adverse Change.  There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. The Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

Section 7.9.                                   Litigation.  There are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person or affecting any Collateral (including any which challenge or otherwise pertain to any Restricted Person’s title to any Collateral) before any Tribunal which, if resolved adversely to such Restricted Person, could reasonably be expected to result in a Material Adverse Change.  There are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property.

Section 7.10.                             Labor Disputes and Acts of God.  Except as disclosed in Section 7.10 of the Disclosure Schedule, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to cause a Material Adverse Change.

Section 7.11.                             ERISA Plans and Liabilities.  All currently existing ERISA Plans are listed in Section 7.11 of the Disclosure Schedule.  Except as disclosed in the Initial Financial Statements or in Section 7.11 of the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects.  No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA.  Except as set forth in Section 7.11 of the Disclosure Schedule:  (a) no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $500,000.

Section 7.12.                             Environmental and Other Laws.  Except as disclosed in Section 7.12 of the Disclosure Schedule: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation (or, to the knowledge of Restricted Persons, threatened investigation) evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of the Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.  Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

Section 7.13.                             Names and Places of Business.  No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 7.13 of the Disclosure Schedule.  Except as otherwise indicated in Section 7.13 of the Disclosure Schedule, the chief executive office and principal place of business of each Restricted Person are (and since such Restricted Person’s organization have been) located at the address of the Borrower set out on the signature pages hereto.  Except as indicated in Section 7.13 of the Disclosure Schedule or otherwise disclosed in writing to the Administrative Agent, no Restricted Person has any other office or place of business.

Section 7.14.                             Subsidiaries.  The Borrower presently does not have any Subsidiaries except those listed in Section 7.14 of the Disclosure Schedule.  No Restricted Person has any equity investments in any other Person except those listed in Section 7.14 of the Disclosure Schedule.  The Borrower owns, directly or indirectly, the equity interests in each of its Subsidiaries which is indicated in Section 7.14 of the Disclosure Schedule.

Section 7.15.                             Government Regulation.  Neither the Borrower nor any other Restricted Person owing Obligations is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, as amended, or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 7.16.                             Insider.  No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto)

of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

Section 7.17.                             Solvency.  Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by the Borrower and each Guarantor and the consummation of the transactions contemplated hereby: (a) the Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), (b) the sum of the Borrower’s and each Guarantor’s absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person’s assets, and (c) the Borrower’s and each Guarantor’s capital is adequate for the businesses in which such Restricted Person is engaged and intends to be engaged.  Neither the Borrower nor any Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts, contingent or otherwise, which will be beyond its ability to pay as such debts mature.

Section 7.18.                             Title to Properties; Licenses; Insurance.  Except as indicated in Section 7.18 of the Disclosure Schedule, each Restricted Person has good and defensible title to, or valid leasehold interests in, all of the Collateral owned or leased by such Restricted Person and all of its other material properties and assets necessary or used in the ordinary conduct of its business, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.  Each Restricted Person owns the net interests in production attributable to the wells and units evaluated in the Initial Engineering Report.  The ownership of such Properties does not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Report.  Upon delivery of each Engineering Report furnished to the Lenders pursuant to Section 8.2(e) and 8.2(f), the statements made in the preceding sentences of this section and in Section 7.20 shall be true with respect to such Engineering Report.  Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.  Each Restricted Person has insurance for its property and all Collateral, and against liability for injury to persons or property, in accordance with the Insurance Schedule and Section 8.8 hereof.

Section 7.19.                             Regulation U.  Neither the Borrower nor its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates Regulation U.

Section 7.20.                             Leases and Contracts; Performance of Obligations.  The leases, contracts, servitudes and other agreements forming a part of the Oil and Gas Properties of the Restricted Persons covered by the Initial Engineering Report and each subsequent Engineering Report are in full force and effect.  All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any Oil and Gas Properties have been properly and timely paid when due, except where Restricted Persons are in good faith disputing such rents, royalties and other payments by appropriate proceedings and, if necessary, have set aside on their books adequate reserves therefor.  No Restricted Person is in default in any material respect with respect to its obligations (and no Restricted Person is aware of any default in any material respect by any third party with respect to such third party’s obligations) under any such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any part of the Oil and Gas Properties, where such default could adversely affect the ownership or operation of any Oil and Gas Properties.  No Restricted Person is currently accounting for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Restricted Person than proceeds received by such Restricted Person (calculated at the well) from sale of production, and no Restricted Person has any liability (or alleged liability) to account for the same on any such less favorable basis.

Section 7.21.                             Sale of Production.  Except as set forth in Section 7.21 of the Disclosure Schedule, no Oil and Gas Property is subject to any contractual or other arrangement (a) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 30 days, and in the case of gas, not in excess of 60 days) or (b) whereby payments are made to a Restricted Person other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money.  Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed on the Disclosure Schedule in connection with the Oil and Gas Properties to which such contract or agreement relates: (i) no Oil and Gas Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days’ (or less) notice, other than as consented to by the Administrative Agent, and (ii) all contractual or other arrangements for the sale, processing or transportation of production  (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the best terms available with third parties not affiliated with Restricted Persons.  Each Restricted Person is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a production sales contract or marketing contract listed on the Disclosure Schedule that is computed in accordance with the terms of such contract, and no Restricted Person is having deliveries of production from such Oil and Gas Property curtailed substantially below such property’s delivery capacity.  Except as set forth in the Disclosure Schedule, no Restricted Person, nor, to the knowledge of any Restricted Person after due inquiry, any Restricted Person’s predecessors in title, has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any Hydrocarbons produced or to be produced from any Oil and Gas Properties after the date hereof.  Except as set forth in the Disclosure Schedule, no Oil and Gas Property is subject to any “take or pay” or other similar arrangement (A) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (B) as a result of which production from any Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment)

therefor as a result of payments made, or other actions taken, with respect to other properties.  Except as set forth in the Disclosure Schedule, there is no Oil and Gas Property with respect to which any Restricted Person, or, to the knowledge of any Restricted Person after due inquiry, any Restricted Person’s predecessors in title, has, prior to the date hereof, taken more (“overproduced”), or less (“underproduced”), gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Oil and Gas Property would entitle it to take; and the Disclosure Schedule accurately reflects, for each well or unit with respect to which such an imbalance is shown thereon to exist, (1) whether such Restricted Person is overproduced or underproduced and (2) the volumes (in cubic feet or British thermal units) of such overproduction or underproduction and the effective date of such information.  Except as set forth in the Disclosure Schedule, no Oil and Gas Property is subject to a gas balancing arrangement under which one or more third parties has a right to take a portion of the production attributable to such Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties.  No Oil and Gas Property is subject at the present time to any regulatory refund obligation and, to the best of Restricted Person’s knowledge, no facts exist which might cause the same to be imposed.

Section 7.22.                             Operation of Oil and Gas Properties.  The Oil and Gas Properties (and all properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Oil and Gas Properties after the date hereof, to the Restricted Parties’ knowledge after due inquiry, have in the past been) in all material respects maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Oil and Gas Property and in conformity with the Permitted Liens.  No Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties).  Except as indicated in Section 7.22 of the Disclosure Schedule, there are no dry holes, or otherwise inactive wells, located on the Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned or are scheduled for plugging and abandonment.  Each Restricted Person has all governmental licenses and permits necessary or appropriate to own and operate its Oil and Gas Property, and no Restricted Person has received notice of any violations in respect of any such licenses or permits.

Section 7.23.                             Ad Valorem and Severance Taxes.  Each Restricted Person has paid and discharged all ad valorem taxes assessed and which are due and payable against its Oil and Gas Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the production or the value, or proceeds, of the production therefrom which are due and payable have been paid.

Section 7.24.                             Material Agreements.  Set forth on Section 7.24 of the Disclosure Schedule is a complete and correct list of all material agreements and other instruments maintained as of the date of this Agreement by each Restricted Person setting forth each counterparty thereto (other than the Loan Documents and joint operating agreements to which any Restricted Person is a party) relating to the purchase, transportation by pipeline, gas processing, marketing, development, sale and supply of Hydrocarbons, farmout arrangements, contract operating agreements or other material contracts (excluding oil and gas leases of any  Restricted Person and joint operating agreements to which any Restricted Person is a party) to which each Restricted Person is a party on or after the Closing Date or by which its Properties is bound on or after the Closing Date, in each case for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Change (collectively “Material Agreements”) and copies of such documents have been provided to the Administrative Agent.

Section 7.25.                             Existing Accounts Payable.  As of the Closing Date, set forth on Section 7.25 of the Disclosure Schedule is a complete and correct list of all existing accounts payable of the Restricted Persons that are more than sixty (60) days past due.

ARTICLE VIII - Affirmative Covenants of the Borrower

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

Section 8.1.                                   Payment and Performance.  Each Restricted Person will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents to which it is a party.  The Borrower will cause each other Restricted Person to observe, perform and comply with each term, covenant and condition in any Loan Document that is applicable to it.

Section 8.2.                                   Books, Financial Statements and Reports.  Each Restricted Person will at all times maintain full and accurate books of account and records.  The Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at the Borrower’s expense:

(a)                                  Annual Financial Statements.  As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, complete Consolidated financial statements of the Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP (except as contemplated in the definition thereof), together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accounting firm selected by the Borrower and reasonably acceptable to the Administrative Agent, stating that such Consolidated financial statements have been so prepared.  These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b)                                 Quarterly Financial Statements.  As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, the Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of the Borrower’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal adjustments and the absence of footnotes.  In addition the Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit C signed by a Responsible Officer of the Borrower stating that such financial statements are accurate and complete (subject to normal adjustments and the absence of footnotes), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 9.11 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c)                                  Reports to Equity Owners.  Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its equity holders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar Governmental Authority.

(d)                                 Hedge Contracts.  Together with each set of financial statements furnished under subsections (a) and (b) of this section, or any other time upon the request of the Administrative Agent, the Borrower will furnish a report (in form reasonably satisfactory to the Administrative Agent) of all Hedge Contracts of the Borrower and each of its Subsidiaries, setting forth the type, term, effective date, termination date and notional amounts or volumes and the counterparty to each such agreement.

(e)                                  Annual Independent Engineering Report.  By September 1 of each year, commencing September 1, 2009, an Engineering Report prepared as of the preceding July 1 by an independent petroleum engineers chosen by the Borrower and reasonably acceptable to the Administrative Agent, concerning all Oil and Gas Properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves.  This report shall be satisfactory in scope and form to the Administrative Agent in its sole and absolute discretion, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report).  This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(f)                                    Interim Engineering Report.  By March 1 of each year, commencing March 31, 2010, and promptly following notice of a Interim Redetermination under Section 2.7(b), an

Engineering Report prepared as of the preceding January 1 (or the last day of the preceding calendar month in the case of a Interim Redetermination) by the Borrower’s in-house petroleum engineers or other petroleum engineers acceptable to the Administrative Agent, together with an accompanying report on property sales, property purchases and changes in categories, in the same form and scope as the Initial Engineering Report.

(g)                                 Monthly Production Report.  As soon as available, and in any event within twenty (20) days after the end of each calendar month, a report describing by lease or unit the gross volume of production during such month from the properties described in the most recent Engineering Report.

(h)                                 Monthly Lease Operating Statement.  As soon as available, and in any event within seventy-five (75) days after the end of each calendar month, a lease operating statement describing by lease or unit the net volume of sales attributable to production during such month from the properties described in the most recent Engineering Report, and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto incurred during such month.

(i)                                     Monthly Cash Receipts and Disbursements Report.  As soon as available, and in any event within twenty (20) days after the end of each calendar month, a monthly cash receipts and disbursement report of the Borrower for such month detailing sources and uses of funds, with a compilation and aging of all accounts receivable and accounts payable of the Borrower for such month, and a summary of net and gross general and administrative expenses.

(j)                                     Purchasers of Production.  As soon as available, and in any event within twenty (20) days after the end of each calendar month, a list, by name and address, of those Persons who have purchased production during such month from the Mortgaged Property.

(k)                                  Approved Capital and Operating Budget.  On or prior to December 31st of each year, an Approved Capital and Operating Budget for the Borrower and its Subsidiaries for a period not shorter than the immediately following four (4) Fiscal Quarters, reasonably satisfactory to the Administrative Agent.  In the event that the Administrative Agent shall have not approved such proposed Approved Capital and Operating Budget, the Borrower shall discuss such objections with the Administrative Agent and shall further revise and resubmit the proposed Approved Capital and Operating Budget until such Approved Capital and Operating Budget is satisfactory to the Administrative Agent.  Certain Approved Development Activities have been approved in the initial Approved Capital and Operating Budget; depending upon the success of these initial Approved Development Activities, Required Lenders may approve additional Approved Development Activities, in an Approved Capital and Operating Budget or otherwise.

(l)                                     Quarterly Updates of Approved Capital and Operating Budget.  On or prior to the sixtieth (60th) day after the end of each Fiscal Quarter, a proposed revision and/or addition, as applicable, to the then current Approved Capital and Operating Budget for a period of not less than the following four (4) Fiscal Quarters, in form, scope and detail satisfactory to the Administrative Agent.

(m)                               Quarterly General and Administrative Expense Report.  On or prior to the sixtieth (60th) day after the end of each Fiscal Quarter, a report describing the actual general and administrative expenses incurred by the Borrower during such Fiscal Quarter and evidencing compliance with Section 9.11(e).

Section 8.3.                                   Other Information and Inspections.  Each Restricted Person will furnish to each Lender any information which the Administrative Agent may from time to time reasonably request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Restricted Persons’ businesses, properties, prospects, financial condition and operations, including all evidence which the Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.  Each Restricted Person will permit representatives appointed by the Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours and, prior to default, upon reasonable notice, any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain.  Each Restricted Person shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to the Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives during normal business hours.  In each case, the Administrative Agent shall exercise reasonable efforts to ensure that such visits, inspections and discussions do not unreasonably interfere with Restricted Persons’ normal business operations.

Section 8.4.                                   Notice of Material Events and Change of Address.  The Borrower will promptly notify each Lender Party in writing, stating that such notice is being given pursuant to this Agreement, as soon as it becomes aware of:

(a)                                  occurrence of any Material Adverse Change,

(b)                                 the occurrence of any Default,

(c)                                  the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties are bound, if such acceleration or default could cause a Material Adverse Change,

(d)                                 the occurrence of any Termination Event,

(e)                                  any claim under any Law of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties, and

(f)                                    the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.  The Borrower will also notify the Administrative Agent and the Administrative Agent’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or its location under the Uniform Commercial Code.

Section 8.5.                                   Maintenance of Properties.  Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, and in material compliance with all applicable Laws, in material conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 8.6.                                   Maintenance of Existence and Qualifications.  Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify could not reasonably be expected to cause a Material Adverse Change.

Section 8.7.                                   Payment of Trade Liabilities, Taxes, etc.  Each Restricted Person will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) within ninety (90) days past the original invoice or billing date therefor, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when and as due all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.  Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP.

Section 8.8.                                   Insurance.

(a)                                  Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule and insurance with respect to all Collateral, in such amounts, with such limitations on deductibles, and against such risks, in such form and with such financially sound and reputable insurers as shall be reasonably satisfactory to the Administrative Agent from time to time, and will furnish to each Lender, upon written request, full information as to the insurance carried.  All insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Administrative Agent as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without ten (10) days prior notice to the Administrative Agent, (iii) to provide for any other matters specified in any applicable Security Document or which the Administrative Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the replacement value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured.  Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.  Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule.

(b)                                 Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent (for the benefit of Lenders) and Restricted Persons as their respective interests may appear, and each policy insuring loss or damage to Collateral shall provide for all losses to be paid directly to the Administrative Agent.  Each such policy shall in addition (i) name the appropriate Restricted Person and the Administrative Agent and Lenders as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent or Lenders) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by any Restricted Person, (iii) provide that there shall be no recourse against the Administrative Agent or Lenders for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty (30) days’ prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer.  Each Restricted Person will, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Each Restricted Person will also, at the request of the Administrative Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.  The Administrative Agent is hereby authorized to enforce payment under all such insurance policies and to compromise and settle any claims thereunder, in its own name or in the name of the Restricted Persons.

(c)                                  Reimbursement under any liability insurance maintained by Restricted Persons pursuant to this Section 8.8 may be paid directly to the Person who has incurred the liability covered by such insurance.  With respect to any loss involving damage to Collateral as to which subsection (b) of this Section 8.8 is not applicable, each Restricted Person will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Restricted Person pursuant to this Section 8.8 shall be paid to such Restricted Person by the Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

Section 8.9.                                   Performance on the Borrower’s Behalf.  If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, the Administrative Agent may pay the same.  The Borrower shall immediately reimburse the Administrative Agent for any such payments and each amount paid by the Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by the Administrative Agent.

Section 8.10.                             Interest.  The Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender but excluding principal of, and interest on, any Loan, interest on which is covered by Section 3.4(a)) which the Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due.  Such interest shall accrue from the date such Obligations become due until they are paid.

Section 8.11.                             Compliance with Agreements and Law.  Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in accordance with the terms thereof and applicable Laws.  Each Restricted Person will conduct its business and affairs in material compliance with all Laws applicable thereto. Each Restricted Person will cause all material licenses and permits necessary or appropriate for the conduct of its business and the ownership and operation of its property used and useful in the conduct of its business to be obtained and at all times maintained in good standing and in full force and effect.

Section 8.12.                             Environmental Matters; Environmental Reviews.

(a)                                  Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person or its properties, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, when and as required by Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect in all material respects.  No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any material remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances.  Upon the Administrative Agent’s reasonable request, but no more than once during any Fiscal Year, the Borrower will provide at its own expense an environmental inspection of any of the Restricted Persons’ material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by the Administrative Agent.

(b)                                 The Borrower will promptly furnish to the Administrative Agent copies of all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which the Borrower otherwise has notice, pending or threatened against any Restricted Person by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Restricted Person’s ownership or use of its properties or the operation of its business.

(c)                                  The Borrower will promptly furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by the Borrower in connection with any Restricted Person’s ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

Section 8.13.                             Evidence of Compliance.  Each Restricted Person will furnish to each Lender at such Restricted Person’s or the Borrower’s expense all evidence which the Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 8.14.                             Right of Offset with Respect to Bank Accounts.  To secure the repayment of the Obligations each Restricted Person hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit.  At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to.  The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 8.15.                             Guaranties of the Borrower’s Subsidiaries.  Each Subsidiary of the Borrower or its Subsidiaries now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by the Administrative Agent, execute and deliver to the Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations when and as due and punctual performance when and as due of the obligations of the Borrower hereunder, which guaranty shall be satisfactory to the Administrative Agent in form and substance.  Each Subsidiary of the Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder.  The Borrower will cause each of its Subsidiaries to deliver to the Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence reasonably satisfactory to the Administrative Agent and its counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute. In addition the Borrower will, and will cause its Subsidiaries to, promptly upon request by the Administrative Agent, secure the Obligations by pledging or creating, or causing to be pledged or created a valid, first priority and perfected security interest in all of the Equity interests in any of its Subsidiaries.

Section 8.16.                             Agreement to Deliver Security Documents; Title Information.

(a)                                  The Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by the Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to the Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests, subject only to Permitted Liens, in any real or personal property now owned or hereafter acquired by any Restricted Person.  The Borrower agrees to deliver and to cause each other Restricted Person to deliver, whenever requested by the Administrative Agent, in its sole and absolute discretion, transfer orders or letters in lieu thereof with respect to the production and proceeds of production from the Collateral, in form and substance satisfactory to the Administrative Agent.  The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property (or covering “all personal property” or “all assets”) without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)                                 The Borrower also agrees to deliver, whenever requested by the Administrative Agent in its sole and absolute discretion, favorable title opinions and/or title reports from legal counsel acceptable to the Administrative Agent with respect to any Restricted Person’s properties and interests designated by the Administrative Agent, based upon abstract or record examinations to dates acceptable to the Administrative Agent and (i) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (ii) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the Hydrocarbons attributable to such properties and interests and the proceeds thereof, and (iii) covering such other matters as the Administrative Agent may reasonably request.

(c)                                  In the event the Administrative Agent has requested satisfactory title information pursuant the foregoing on additional Properties that the Borrower has included in the Engineering Report, the Borrower shall, within forty-five (45) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.2 raised by such information, (ii) substitute acceptable Mortgaged Property with no title defects or exceptions having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on such additional Properties evaluated by such Engineering Report.  If the Borrower is unable to cure any title defect requested to be cured within the 45-day period, such default shall not be a Default, but instead the Administrative Agent and/or Majority Lenders shall have the right to excluded such additional Properties and may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by the amount attributable to such Additional

Properties as determined by the Majority Lenders. This new Borrowing Base shall be effective immediately after the receipt of such notice.

Section 8.17.                             Production Proceeds.  Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to the Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified.  Upon the occurrence of a Default, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds.  In no case shall any failure, whether purposed or inadvertent, by the Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by the Administrative Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Administrative Agent or Lenders to collect other Production Proceeds thereafter.

Section 8.18.                             Operating Account and Account Control Agreement.

(a)                                  The Borrower shall cause all proceeds arising from the Oil and Gas Properties of the Borrower, including without limitation, from the sale of Hydrocarbons, to be paid directly into the Operating Account. The Administrative Agent shall send notice to the Borrower if the Administrative Agent is sending or has sent a notice to the Operating Account Bank that the Administrative Agent is exercising its right to take control of the Operating Account; provided that the Administrative Agent agrees to only exercise any such control during the continuance of an Event of Default.  With respect to the Operating Account, the Administrative Agent shall receive copies of each Restricted Person’s bank account statements as shall from time to time be reasonably requested by the Administrative Agent. Upon the request of the Administrative Agent, the Borrower shall (i) close the Operating Account and (ii) establish and maintain, at the Borrower’s expense, a new operating account with a bank reasonably acceptable to the Administrative Agent.

(b)                                 The Borrower agrees to deliver, within thirty (30) days of the Closing Date, a duly executed account control agreement, in form and substance satisfactory to the Administrative Agent, from the Operating Account Bank holding the Operating Account, pursuant to which the Operating Account Bank recognizes the Administrative Agent’s Lien in the Operating Account and, upon the occurrence and during the continuance of an Event of Default, agrees to transfer collected balances in the Operating Account to the Administrative Agent pursuant to its instructions from time to time.

(c)                                  The Operating Account and related account control agreement and the Liens and security interests established in the Operating Account and funds deposited therein will continue until all the Obligations under this Agreement are paid in full and this Agreement is terminated.  Otherwise, the account control agreement shall remain and continue in full force and effect.

Section 8.19.                             Mortgaged Property Covenants.  As used in this section, the terms “Mortgaged Property”, “Permitted Encumbrances”, “Production” and “Property” mean, respectively, all “Mortgaged Property”, “Permitted Encumbrances”, “Production” and “Property” as defined in any Mortgage, and the term “Mortgagor” means each “Mortgagor” as defined in any Mortgage.

(a)                                  Leases and Contracts; Performance of Obligations.   Each Restricted Person will maintain in full force and effect all oil, gas or mineral leases, contracts, servitudes and other agreements forming a part of any Oil and Gas Property, to the extent the same cover or otherwise relate to such Oil and Gas Property, and each Restricted Person will timely perform all of its obligations thereunder.   Each Restricted Person will properly and timely pay when and as due all rents, royalties and other payments due and payable under any such leases, contracts, servitudes and other agreements, or under the Permitted Liens or otherwise attendant to its ownership or operation of any Oil and Gas Property.  Each Restricted Person will promptly notify the Administrative Agent of any claim (or any conclusion by such Restricted Person) that such Restricted Person is obligated to account for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Restricted Person than proceeds received by Restricted Person (calculated at the well) from sale of production.

(b)                                 Representation to Continue to be True.  Each Restricted Person will carry out its sales of production, will operate the Oil and Gas Properties, and will otherwise deal with the Oil and Gas Properties and the production, in such a way that the representations and warranties in Section 7.21 and Section 7.22 remain true and correct in all material respects at, and as of, all times that this Agreement is in effect (and not just at, and as of, the times such representations and warranties are made).

Section 8.20.                             Development of Properties.

(a)                                  The Borrower shall use all reasonable efforts to complete in a timely manner the Approved Development Activities contemplated by the Approved Capital and Operating Budget.  In addition, the Borrower shall use all reasonable efforts to develop in a timely manner and bring into production in a prudent and businesslike manner all proved developed non-producing reserves and projects that the Administrative Agent and Lenders have considered in the determination of the Borrowing Base, as identified in the Approved Capital and Operating Budget.

(b)                                 The Borrower shall ensure that at all times it has available to it, either through its employees or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Oil and Gas Properties.

(c)                                  From time-to-time, but not less than once each Fiscal Quarter (at the time described in Section 8.2(l), the Borrower shall deliver to the Administrative Agent and each Lender a written proposal containing revisions to the Approved Capital and Operating Budget then in effect, showing, if applicable, among other things, any revised projections of Approved Development Activities for the applicable period following such revision as prescribed by

Section 8.2(l), which revisions shall be satisfactory to the Administrative Agent. In the event that the Administrative Agent shall object to a proposed revision, the Borrower shall discuss such objections with the Administrative Agent and shall further revise and resubmit such proposed revisions to the Approved Capital and Operating Budget until such revised Approved Capital and Operating Budget are satisfactory to the Administrative Agent. Once approved in writing by the Administrative Agent, the then existing Approved Capital and Operating Budget shall be amended and the Approved Capital and Operating Budget as revised and amended shall thereafter replace and supersede the prior Approved Capital and Operating Budget.

Section 8.21.                             Required Hedge Contracts.  The Borrower shall maintain the Hedge Contracts set forth in Section 8.21 of the Disclosure Schedule, and shall in addition enter into such other Hedge Contracts or other contractual agreements with respect to oil and gas production attributable to the Oil and Gas Properties as Required Lenders may reasonably require, in form and substance, and with volumes, pricing and structure, mutually satisfactory to the Administrative Agent and the Borrower so that the notional volumes of all Hedge Contracts and additional fixed-price physical off-take contracts, in the aggregate, are more than 50% of the reasonably anticipated aggregate Projected Oil and Gas Production attributable to Proved Developed Producing Reserves for each month during the Commitment Period continuing through and including the month that is thirty-six (36) months following such month.  The Borrower may, and may permit its Subsidiaries to, assign, amend, modify, terminate or unwind Hedge Contracts if (i) it provides not less than two (2) Business Days prior written notice of such intent to the Administrative Agent, and (ii) concurrently with such notice, the Administrative Agent and/or the Majority Lenders shall have the right to adjust the then effective Borrowing Base by an amount determined by the Majority Lenders equal to the economic value of such hedge positions. This new Borrowing Base shall be effective immediately after the receipt of such notice.

Section 8.22.                             Use of Proceeds.  The Borrower shall use all Loans solely to (i) acquire Oil and Gas Properties not included in the Approved Capital and Operating Budget with the approval of the Lenders, (ii) finance Approved Development Activities regarding the development of the Borrower’s Oil and Gas Properties, and (iii) provide working capital and for other general corporate purposes, in each case in accordance with the Approved Capital and Operating Budget.  In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock.  The Borrower represents and warrants that the Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

ARTICLE IX - Negative Covenants of the Borrower

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and make the Loans, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

Section 9.1.                                   Indebtedness.  No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a)                                  the Obligations;

(b)                                 Indebtedness associated with bonds or surety obligations required by Law in connection with the operation of the Borrower’s Oil and Gas Properties in an aggregate amount not to exceed $50,000,000;

(c)                                  Indebtedness arising under Hedge Contracts required under Section 8.21 or otherwise permitted under Section 9.3;

(d)                                 Indebtedness under Capital Leases in an aggregate amount not to exceed at any time $100,000; and

(e)                                  miscellaneous items of Indebtedness not described in subsections (a) through (c) which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed $100,000 at any one time outstanding.

Section 9.2.                                   Limitation on Liens.  Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

Section 9.3.                                   Hedge Contracts.  No Restricted Person will be a party to or in any manner be liable on any Hedge Contract other than Hedge Contracts required pursuant to Section 8.21, existing Hedge Contracts described in Section 8.21 of the Disclosure Schedule, and other Hedge Contracts described below:

(a)                                  contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons; provided that at all times: (i) no such contract fixes a price for a term of more than three years; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent) for any single month does not in the aggregate exceed eighty percent (80%) of Restricted Persons’ aggregate Projected Oil and Gas Production anticipated (at the time such Hedge Contract is entered into) to be sold in the ordinary course of the Restricted Persons’ businesses for such month, (iii) except for Collateral under the Security Documents with respect to Lender Hedge Obligations and Hedge Contracts with Approved Hedge Counterparties a party to the Intercreditor Agreement, no such contract requires any Restricted Person to put up money, assets, or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency; and

(b)                                 contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate; provided that (i) at the time such Hedge Contract is entered into, the aggregate notional amount of such contracts does not exceed seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

Section 9.4.                                   Limitation on Mergers, Issuances of Securities.  No Restricted Person will merge or consolidate with or into any other Person without Required Lenders’ written consent, except that any Subsidiary of the Borrower may be merged into or consolidated with (a) another Subsidiary of the Borrower, so long as a Guarantor is the surviving business entity, or (b) the Borrower, so long as the Borrower is the surviving business entity.  No Subsidiary of the Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Borrower or a wholly-owned Subsidiary of the Borrower, and only to the extent not otherwise forbidden under the terms hereof.  No Subsidiary of the Borrower which is a partnership will allow any diminution of the Borrower’s interest (direct or indirect) therein.

Section 9.5.                                   Limitation on Sales of Property.  No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents:

(a)                                  equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b)                                 inventory (including Hydrocarbons sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(c)                                  equity interests of any Subsidiaries of the Borrower which are transferred to the Borrower or a wholly owned Subsidiary of the Borrower; and

(d)                                 any other property which is sold for fair consideration to a Person who is not an Affiliate, not in the aggregate in excess of $100,000 in any Fiscal Year, the sale of which will not materially impair or diminish the value of the Collateral or the Borrower’s Consolidated financial condition, business or operations.

The Administrative Agent agrees that within five Business Days following receipt of written notice from the Borrower of any sale of property permitted hereby, the Administrative Agent shall use its best efforts to deliver such documents to the Borrower, at the Borrower’s expense, as the Borrower may reasonably request to release any Liens in favor of the Administrative Agent on such property.

No Restricted Person will abandon or consent to the abandonment of, any oil or gas well constituting Collateral so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing Hydrocarbons in commercial quantities (as determined without considering the effect of any mortgage).  Without Required Lenders’ written consent, no Restricted Person will elect not to participate in a proposed operation on any oil and gas property constituting Collateral where the effect of such election would be the forfeiture either temporarily (e.g., until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Collateral.

Section 9.6.                                   Limitation on Dividends and Redemptions.  No Restricted Person will declare or make any Distribution, except, so long as no Default shall have occurred and be continuing or would result therefrom (a) Distributions payable solely in Equity interests in respect of which such Distribution is being made, (b) Distributions to the Borrower or any Subsidiary that is a Guarantor, and (c) Distributions required pursuant to the Borrower’s 2008 Stock Incentive Plan as in effect on the Closing Date.

Section 9.7.                                   Limitation on Investments and New Businesses.  On and after the Closing Date, no Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (c) make any acquisitions of or capital contributions to or other Investments in any Person or property, other than (i) purchases of assets or property in exchange for the current or future delivery of the Borrower’s common stock to the seller thereof in an aggregate amount up to $2,000,000 per annum, (ii) Permitted Investments or (iii) as set forth in the Approved Capital and Operating Budget.

Section 9.8.                                   Limitation on Credit Extensions.  Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to the Borrower or to any Guarantor that is a Subsidiary of the Borrower.

Section 9.9.                                   Transactions with Affiliates.  Neither the Borrower nor any of its Subsidiaries nor any Guarantor will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; provided that such restriction shall not apply to the Torch Management Services Agreement or transactions among the Borrower and Guarantors.

Section 9.10.                             Prohibited Contracts.  Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of the

Borrower to: (a) pay dividends or make other distributions to the Borrower, (b) redeem equity interests held in it by the Borrower, (c) repay loans and other indebtedness owing by it to the Borrower, or (d) transfer any of its assets to the Borrower.  No Restricted Person will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it.  No Restricted Person will amend or permit any amendment to any Material Agreement or other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of the Administrative Agent or any Lender under or acquired pursuant to any Security Documents without Required Lenders’ consent, including without limitation any amendment to the Borrower’s organizational documents, the Torch Management Services Agreement.  No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

Section 9.11.                             Financial Covenants.

(a)                                  Current Ratio.  The Borrower will not permit the ratio of (i) aggregate consolidated current assets (including any amounts available hereunder not dedicated to Approved Development Activities) to (ii) aggregate consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.0 to 1.0 at any time.  For purposes of this calculation the mark-to-market portion of any Hedge Contract shall be excluded from the calculation of both consolidated current assets and consolidated current liabilities.

(b)                                 Debt to Consolidated EBITDA Ratio.  As of the end of each Fiscal Quarter, commencing September 30, 2009, the Borrower will not permit the ratio of (i) Consolidated Funded Indebtedness (other than Indebtedness permitted under Section 9.1(b)), including the Obligations, to (ii) Consolidated EBITDA, to be greater than (A) 6.5 to 1.0 for the Fiscal Quarter ending September 30, 2009, (B) 6.0 to 1.0 for the Fiscal Quarter ending December 31, 2009, (C) 5.5 to 1.0 for each Fiscal Quarter ending in the year 2010, and (D) 5.0 to 1.0 for each Fiscal Quarter thereafter; provided that Consolidated EBITDA for the Fiscal Quarters ending September 30, 2009, December 31, 2009 and March 31, 2010 shall be calculated as follows:

(i)                                     for the Fiscal Quarter ending September 30, 2009, Consolidated EBITDA shall be Consolidated EBITDA for such quarter multiplied by four;

(ii)                                  for the fiscal quarter ending December 31, 2009, Consolidated EBITDA shall be Consolidated EBITDA for the six-month period ending on such date multiplied by two.

(iii)                               for the fiscal quarter ending March 31, 2010, Consolidated EBITDA shall be Consolidated EBITDA for the nine-month period ending on such date multiplied by four/thirds.

Thereafter, Consolidated EBITDA for each Fiscal Quarter shall be calculated using Consolidated EBITDA for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

(c)                                  Interest Coverage Ratio.  As of the end of each Fiscal Quarter, commencing September 30, 2009, the Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) cash interest payments (other than interest payments on Indebtedness permitted under Section 9.1(b))

(“Interest Expense”) made during such period, to be less than (A) 1.75 to 1.0 for the Fiscal Quarter ending September 30, 2009, and (B) 2.0 to 1.0 for each Fiscal Quarter thereafter; provided that Interest Expense for the Fiscal Quarters ending September 30, 2009, December 31, 2009 and March 31, 2010 shall be calculated as follows:

(ii)                                  for the Fiscal Quarter ending September 30, 2009, Interest Expense shall be Interest Expense for such quarter multiplied by four;

(iii)                               for the Fiscal Quarter ending December 31, 2009, Interest Expense shall be Interest Expense for the six-month period ending on such date multiplied by two.

(iv)                              for the Fiscal Quarter ending March 31, 2010, Interest Expense shall be Interest Expense for the nine-month period ending on such date multiplied by four/thirds.

Thereafter, Interest Expense for each Fiscal Quarter shall be calculated using Interest Expense for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

(d)                                 Asset Coverage Ratio.  The Borrower will not, as of any date of determination, permit its ratio of Total Reserve Value to Consolidated Funded Indebtedness (other than Indebtedness permitted under Section 9.1(b)), including the Obligations as of such date to be less 1.75 to 1.00.

(e)                                  G & A Expenses.  The Borrower will not permit the general and administrative expenses of the Borrower and its Subsidiaries on a consolidated basis to exceed $2,500,000 per year for the year following the Closing Date; provided that such general and administrative expenses can be increased by $250,000 each successive 12-month period so long as the Borrower is not in Default under this Section 9.11.  For purposes of this Section 9.11(e), any general and administrative expenses incurred by the Borrower on behalf of any related Person and not reimbursed to the Borrower in cash within sixty (60) days after the incurrence thereof shall be included in the general and administrative expenses of the Borrower.

Section 9.12.                             No Subsidiaries.  Neither the Borrower nor any of its Subsidiaries shall create or acquire any Subsidiaries.

ARTICLE X - Events of Default and Remedies

Section 10.1.                             Events of Default.  Each of the following events constitutes an “Event of Default” under this Agreement:

(a)                                  Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b)                                 Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above), when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due, as provided in Section 3.2 with respect to interest, Section 3.5 with respect to fees, Section 8.9 with respect to certain payments made by the Administrative Agent on behalf of the Borrower, Section 12.4 with respect to various costs and expenses, or otherwise in any other provision of the Loan Documents;

(c)                                  Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d)                                 Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 8.4 or Article IX;

(e)                                  Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Administrative Agent to the Borrower;

(f)                                    Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect (except for any representation or warranty qualified by materiality, which shall be true and correct in all respects) on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 7.5 for any reason other than its release or subordination by the Administrative Agent;

(g)                                 Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to the Borrower or to the Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

(h)                                 Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $500,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i)                                     Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(j)                                     Any Restricted Person:

(i)                                     suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or

(ii)                                  commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

(iii)                               suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days (30) after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv)                              suffers the entry against it of a final judgment (ineligible for further appeal) for the payment of money in excess of $500,000 (not covered by insurance satisfactory to the Administrative Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v)                                 suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside;

(vi)                              shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)                                  Any Change of Control occurs; and

(l)                                     Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to any Restricted Person, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower and each Restricted Person who at any time ratifies or approves this Agreement.  Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder shall be permanently terminated.  During the continuance of any other Event of Default, the Administrative Agent at any time and from time to time may (and upon written instructions from Required Lenders, the Administrative Agent shall), without notice to the Borrower or any other Restricted Person, do either or both of the following:  (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

Section 10.2.                             Remedies.  If any Default shall occur and be continuing, Required Lenders, or the Administrative Agent at the direction of Required Lenders, may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document.  All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

Section 10.3.                             Application of Proceeds after Acceleration.  Except as otherwise provided in the Security Documents with respect to application of proceeds to any reimbursements due the Administrative Agent thereunder, if the Administrative Agent collects or receives money pursuant to the Loan Documents after the acceleration of the Obligations as provided in Section 10.1, the Administrative Agent shall distribute all money so collected or received:

(a)                                  first to any reimbursements due the Administrative Agent hereunder; and

(b)                                 then ratably to the payment of the Obligations (and among the outstanding Obligations in the manner provided in Section 4.1) and the Lender Hedge Obligations, until such Obligations and Lender Hedge Obligations are paid in full.

The Administrative Agent shall have no responsibility to determine the existence or amount of Lender Hedge Obligations and may reserve from the application of amounts under this Section amounts distributable in respect of Lender Hedge Obligations until it has received evidence satisfactory to it of the existence and amount of such Lender Hedge Obligations.

ARTICLE XI - Administrative Agent

Section 11.1.                             Appointment and Authority.  Each Lender Party hereby irrevocably authorizes the Administrative Agent, and the Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto.  The relationship of the Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute the Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on the Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents.  With respect to any matters not expressly provided for in the Loan

Documents and any matters which the Loan Documents place within the discretion of the Administrative Agent, the Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Required Lenders (including itself); provided, however, that the Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law.

Section 11.2.                             Exculpation, the Administrative Agent’s Reliance, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent (a) may treat the Person whose name is set forth on the Register as the holder of any Obligation as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such Person and in the form required under Section 12.5(c) and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

Section 11.3.                             Credit Decisions.  Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Restricted Persons and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents.  Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.4.                             Indemnification.  Each Lender, severally and not jointly, agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower within ten (10) days after demand), ratably according to such Lender’s Percentage Share, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against the Administrative Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort and otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT,

provided only that no Lender shall be obligated under this section to indemnify the Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by the Administrative Agent’s own individual gross negligence or willful misconduct, as determined in a final judgment.  Cumulative of the foregoing, each Lender agrees, severally and not jointly, to reimburse the Administrative Agent promptly upon demand for such Lender’s Percentage Share of any costs and expenses to be paid to the Administrative Agent by the Borrower under Section 12.4(a) to the extent that the Administrative Agent is not timely reimbursed for such expenses by the Borrower as provided in such section.  As used in this section the term “Administrative Agent” shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

In the event any Lender shall pay its Percentage Share of any such indemnification or reimbursement amount to the Administrative Agent pursuant to this Section 11.4, and subsequently the Borrower shall pay such amount to the Administrative Agent pursuant to Section 12.4(a) or 12.4(b) hereof, the Administrative Agent shall reimburse such Lender by its Percentage Share of such amount so received.

Section 11.5.                             Rights as Lender.  In its capacity as a Lender, the Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not the Administrative Agent.  The Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or its Affiliates, all as if it were not the Administrative Agent hereunder and without any duty to account therefor to any other Lender.

Section 11.6.                             Sharing of Set-Offs and Other Payments.  Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against the Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by the Administrative Agent under Section 4.1, causes such Lender Party to have received more than it would have received had such payment been received by the Administrative Agent and distributed pursuant to Section 4.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 4.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 4.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations.  The Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation.  If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 11.7.                             Investments.  Whenever the Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever the Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, the Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute.  If the Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if the Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, the Administrative Agent shall invest such funds in Cash Equivalents pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment.  All moneys received by the Administrative Agent for distribution to Lender Parties (other than to the Person who is the Administrative Agent in its separate capacity as a Lender Party) shall be held by the Administrative Agent pending such distribution solely as the Administrative Agent for such Lender Parties, and the Administrative Agent shall have no equitable title to any portion thereof.

Section 11.8.                             Benefit of Article XI.  The provisions of this Article (other than the following Section 11.9) are intended solely for the benefit of Lender Parties, and except as expressly provided for in Section 11.9 hereof, no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender.  Lender Parties may waive or amend such provisions as they desire without any notice to or consent of the Borrower or any Restricted Person.

Section 11.9.                             Resignation.  The Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower.  Each such notice shall set forth the date of such resignation.  Upon any such resignation, Required Lenders shall have the right to appoint

(with, unless an Event of Default shall have occurred and be continuing, the consent of the Borrower, such consent not to be unreasonably withheld or delayed) a successor the Administrative Agent.  A successor must be appointed for any retiring the Administrative Agent, and such the Administrative Agent’s resignation shall become effective only when such successor accepts such appointment.  If, within thirty days after the date of the retiring the Administrative Agent’s resignation, no successor the Administrative Agent has been appointed and has accepted such appointment, then the retiring the Administrative Agent may appoint (with, unless an Event of Default shall have occurred and be continuing, the consent of the Borrower, such consent not to be unreasonably withheld or delayed) a successor the Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, the retiring the Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After any retiring the Administrative Agent’s resignation hereunder the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents.

Section 11.10.                       Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be directed by Required Lenders in accordance with Article X; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

Section 11.11.                       Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.12.                       Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.4) allowed in such judicial proceeding;

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.13.                       Authority of Administrative Agent to Release Collateral and Liens.  Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.5 or is otherwise authorized by the terms of the Loan Documents.

ARTICLE XII - Miscellaneous

Section 12.1.                             Waivers and Amendments; Acknowledgments.

(a)                                  Waivers and Amendments.  No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.  No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing.  No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances.  This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is the Borrower, by the Borrower, (ii) if such party is the Administrative Agent, by such party, and (iii) if such party is a Lender, by such Lender or by the

Administrative Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 12.10).  Notwithstanding the foregoing or anything to the contrary herein, the Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would:  (A) waive any of the conditions specified in Article VI (provided that the Administrative Agent may in its discretion withdraw any request it has made under Section 6.1(r) or Section 6.2(f)), (B) increase the maximum amount which such Lender is committed hereunder to lend, (C) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Note, (D) extend the Maturity Date, waive the provisions of Section 2.7 or Section 11.6, or postpone any date fixed for any payment of any such fees, principal or interest, (E) amend the definition herein of “Majority Lenders” or “Required Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for the Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (F) release the Borrower from its obligation to pay such Lender’s Obligations or any Guarantor from its guaranty of such payment, (G) release all or substantially all of the Collateral, except for such releases relating to sales or dispositions of property permitted by the Loan Documents, or (H) amend this Section 12.1(a).  Notwithstanding the foregoing or anything to the contrary herein, the Administrative Agent shall not, without the prior consent of each individual Lender affected thereby (or, as applicable, an Affiliate of such Lender), execute and deliver any waiver or amendment to any Loan Document which would (1) cause an obligation under any outstanding Hedge Contract owing to such Lender (or its Affiliate) that, prior to such waiver or amendment, constituted a “Lender Hedge Obligation” to cease to be a “Lender Hedge Obligation” or (2) cause the priority of the Lien securing such obligation or the priority of payment with respect to such obligation in connection with the exercise of remedies under such Loan Document to be subordinate in any manner to the Obligations (other than expense reimbursements, expenses of enforcement, and other similar obligations owing under the Loan Documents).  Lenders hereby authorize the Administrative Agent to release any Collateral relating to sales or dispositions of Collateral expressly permitted by Section 9.5 hereof or approved by Required Lenders pursuant thereto.

(b)                                 Acknowledgments and Admissions.  The Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward the Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between the Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively; provided that, solely for purposes of Section 12.5(f) the Administrative Agent shall act as the Administrative Agent of the Borrower in maintaining the Register as set forth therein, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted

Person and any Lender, (vii) the Administrative Agent is not the Borrower’s Administrative Agent, but the Administrative Agent for Lenders; provided further that, solely for purposes of Section 12.5(f) the Administrative Agent shall act as the Administrative Agent of the Borrower in maintaining the Register as set forth therein, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, the Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c)                                  Joint Acknowledgment.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 12.2.                             Survival of Agreements; Cumulative Nature.  All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting  of the Loans and the  delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to the Borrower are terminated.  All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by the Borrower or agreements and covenants of the Borrower under this Agreement.  The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege.  In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 12.3.                             Notices.  All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that the Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the Borrower and Restricted Persons at the address of the Borrower specified on the signature pages hereto, to the Administrative Agent at the address of the Administrative Agent specified its signature page hereto and to each Lender Party at its address specified on the Lenders Schedule (unless changed by similar notice in writing given by the particular Person whose address is to be changed).  Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by the Administrative Agent.  Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 8.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Section 12.4.                             Payment of Expenses; Indemnity.

(a)                                  Payment of Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, the Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document or transaction referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, (D) monitoring or confirming (or preparation or negotiation of any document related to) any Restricted Person’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys’ fees, consultants’ fees and accounting fees) in connection with the preservation of any rights under the Loan Documents or the defense or enforcement of any of the Loan Documents (including this section), any attempt to cure any breach thereunder by any Restricted Person, or the defense of any Lender Party’s exercise of its rights thereunder.  In addition to the foregoing, until all Obligations have been paid in full, the Borrower will also pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of the Administrative Agent, including travel and miscellaneous expenses and fees and expenses of the Administrative Agent’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b)                                 Indemnity.  the Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, broker’s fees, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise).  Among other things, the foregoing indemnification covers all liabilities and costs incurred by any Lender Party related to any breach of a Loan Document by a Restricted Person, any bodily injury to any Person or damage to any Person’s property, or any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.  If any Person (including the Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  As used in this section the term “Lender Party” shall refer not only to each Person designated as such in Section 1.1 but also to each Affiliate of such Person and to its and their directors, officers, agents, trustees, attorneys, employees, and representatives.

Section 12.5.                             Joint and Several Liability; Parties in Interest; Assignments.

(a)                                  All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities.  All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders.  Neither the Borrower nor any Affiliates of the Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it.  If the Borrower or any Affiliate of the Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until the Borrower or its Affiliates have purchased all of the Obligations.

(b)                                 No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Section 5.1(b) or Section 5.3 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 12.1.  No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation.  Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to the Administrative Agent and the Borrower.

(c)                                  Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

(i)                                     Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender’s (and any such Affiliate(s)) commitments, so that after such assignment is made the assignor Lender (together with any such Affiliate(s)) shall have a fixed (and not a varying) Percentage Share in its aggregate Loans and Notes and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such aggregate Loans and Notes and be committed to make that Percentage Share of all future Loans, and, except in the case of an assignment of the entire remaining amount of the assignor’s (and any such Affiliate’s) Percentage Shares of the aggregate Maximum Credit Amount, the Percentage Share of the aggregate Maximum Credit Amount of both the assignor (and any such Affiliate) and assignee (and any such Affiliate) shall equal or exceed $5,000,000.

(ii)                                  The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the “Register” (as defined below in this section), an Assignment and Acceptance in the form of Exhibit E, appropriately completed, together with the Notes subject to such assignment and a processing fee payable by such assignor Lender (and not at the Borrower’s expense) to the Administrative Agent of $3,500.  Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (A) the Borrower shall issue new Notes to such assignor and assignee, and (B) as of the “Settlement Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and the Administrative Agent shall thereupon deliver to the Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

(iii)                               Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide the Administrative Agent and the Borrower with the “Prescribed Forms” referred to in Section 5.3(c).

(iv)                              Unless the assignee is an Affiliate of the assignor, such assignment shall be consented to in writing by the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower (such consent not to be unreasonably withheld or delayed).

(d)                                 Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

(e)                                  By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with the Borrower, the Administrative Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

(f)                                    The Administrative Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes.  The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.  The Administrative Agent shall act as the Administrative Agent of the Borrower solely for purposes of maintaining the Register as set forth in this Section 12.5(f).

Section 12.6.                             Confidentiality.  The Administrative Agent and each Lender (each, a “Lending Party”) agrees to keep confidential any information furnished or made available to it by any Restricted Person pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, attorney, auditor, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, the Borrower acknowledging and agreeing that the Borrower affirms that each Lender Party may be a publicly traded company that may be required by law to disclose certain terms hereof as part of its normal public and regulatory reporting and related disclosures, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Tribunal, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties’ obligations hereunder.  Any Person required to maintain the confidentiality of information described in this section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

Section 12.7.                             Governing Law; Submission to Process.  Except to the extent that the Law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of New York and shall be construed and enforced in accordance with and governed by the Laws of the State of New York and the Laws of the United States of America.  The Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under New York or federal law.

Section 12.8.                             Limitation on Interest.  Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect.  Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to the Borrower or the other payor thereof upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law.

Section 12.9.                             Tax Matters; Administrative Services.  The Borrower and Lenders agree that they will use such allocation to prepare and file all returns and other reports with, and to prepare or file any other information provided to the Internal Revenue Service or any other Person or governmental entity for federal income tax purposes, including but not limited to, for purposes of Lenders reporting the allocation of the issue price pursuant to Treas. Reg. § 1.1273-2(h)(2).  Lenders agree to provide the Borrower with the information required to be provided pursuant to Treas. Reg. § 1.1275-2(e) promptly upon request of the Borrower.  The Borrower and Lenders acknowledge that this Section 12.9 is intended to establish the allocation of the issue price of the investment unit in accordance with Treas. Reg. § 1.1273-2(h)(1) and Section 1273(c)(2) of the Internal Revenue Code, which allocation is binding on the Borrower and Lenders pursuant to Treas. Reg. § 1.1273-2(h)(2), but this Section 12.9 does not constitute recognition by any of them that the amount allocated to each component shall be treated as its issue price for any purpose other than as expressly provided herein.  The Borrower shall report payments of interest to each Lender as required by section 6049 of the Internal Revenue Code (or any other provision requiring such report) in the amounts reasonably requested by the Administrative Agent.

Section 12.10.                       Termination; Limited Survival.  In its sole and absolute discretion the Borrower may at any time that no Obligations are owing (other than indemnity obligations and similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by the Borrower) elect in a written notice delivered to the Administrative Agent to terminate this Agreement.  Upon receipt by the Administrative Agent of such a notice, if no such Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder.  Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Section 5.1(b) or Section 5.3, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document.  At the request and expense of the Borrower, the Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.  The Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 12.11.                       Severability.  If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 12.12.                       Counterparts; Fax.  This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.  This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

Section 12.13.                       Waiver of Jury Trial, Punitive Damages, etc.  The Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section.  As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

Section 12.14.                       USA Patriot Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Borrower:

RESACA EXPLOITATION, INC.

By:	/s/ Chris Work
Chris Work, as Vice President and
Chief Financial Officer

Address for Notices to the Borrower:

1331 Lamar, Suite 1450
Houston, Texas 77010
Attention: Mr. John J. Lendrum, III

Signature Page to

Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)

CIT CAPITAL USA INC.,
as the Administrative Agent

By:	/s/ David M. Bornstein
David M. Bornstein, as Vice President

Address for Notices:

If related to amendments, consents, waivers, financial statements, operating reports, engineering reports, etc.:

505 Fifth Avenue, 10th Floor
New York, NY 10017
Attn: Marc Theisinger
Telecopy No.: (212) 771-9675

If related to rate sets, drawdown requests, paydowns, interest, fees, etc.:

11 West 42nd Street
New York, NY 10036
Attn: Nadira Teekah Prescott
Telecopy No. (800) 390-2026
Email: agencyservices@cit.com

In each case, with a copy to:

700 Louisiana Street, Suite 5200
Houston, TX 77002
Attn: David Bornstein
Telecopy No. (713) 237-8156

Signature Page to

Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)

CIT BANK,
as a Lender

By:	/s/ Daniel Burnett
Daniel Burnett, as an Authorized Signatory

Signature Page to

Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)

NGP CAPITAL RESOURCES COMPANY,
as a Lender

By:	/s/ R. Kelly Plato
R. Kelly Plato, as Senior Vice President

Signature Page to

Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)

SCHEDULE 1

DISCLOSURE SCHEDULE

To supplement the following sections of the Agreement of which this Schedule is a part, the Borrower hereby make the following disclosures:

Section 7.6.                                   Initial Financial Statements — Material Adverse Changes:

None

Section 7.7.                                   Other Obligations and Restrictions:

None

Section 7.9.                                   Litigation:

None

Section 7.10.                             Labor Disputes and Acts of God:

None

Section 7.11.                             ERISA Plans and Liabilities:

None

Section 7.12.                             Environmental and Other Laws:

None

Section 7.13.                             Names and Places of Business:

Prior to July 10, 2008, the Borrower was known as Resaca Exploitation, L.P., a Delaware limited partnership with its principal place of business and chief executive office at 1331 Lamar, Suite 1450, Houston, Texas 77010.

Section 7.14.                             The Borrower’s Subsidiaries:

Resaca Operating Company, a Texas corporation with its principal place of business and chief executive office at 1331 Lamar, Suite 1450, Houston, Texas 77010 and with the following organization identification number: 801041394.

Section 7.18.                             Titles to Properties; Licenses; Insurance:

None

1-1

Section 7.22                                Operation of Oil and Gas Properties:

None

Section 7.24                                Material Agreements

1.               Second Amended and Restated Agreement for Administrative Services, dated January 1, 2009, by and among Borrower and Torch Energy Advisors Incorporated, a Delaware corporation and Torch Energy Services, Inc., a Texas corporation.

2.               Amended and Restated Co-Employer Agreement, dated January 1, 2009, by and among Borrower and Torch Energy Advisors Incorporated, a Delaware corporation

3.               Amended and Restated Employment Agreement, dated January 1, 2009, by and among Borrower and Torch Energy Advisors Incorporated, a Delaware corporation and Dennis Hammond.

4.               Agreement for Purchase and Sale, dated March 10, 2006, by and among SDG Resources, L.P., Innovative Oil and Gas Development and Trading Company, Inc., Arkios Partners, L.P., and Resaca Exploitation, LP.

5.               ISDA Master Agreement, dated April 28, 2006, by and between BP Corporation North America, INC. and Resaca Exploitation, LP, as amended.

a.               Amendment Agreement, dated October 12, 2007, by and between BP Corporation North America, INC. and Resaca Exploitation, LP.

b.              Restated Amendment Agreement, dated July 1, 2008, by and between BP Corporation North America, INC. and Resaca Exploitation, LP.

c.               Ratification of Master Agreement, dated July 11, 2008, by and between BP Corporation North America, INC. and Resaca Exploitation, Inc.

d.              Hedges entered into with BP Corporation North America Inc. on May 1, 2006.

e.               Hedges entered into with BP Corporation North America Inc. on June 24, 2009.

6.               The Resaca Exploitation, Inc. 401K Plan.

7.               Unit Agreement for the Cooper Jal Unit located in Lea County, New Mexico.

Section 7.25                                Existing Accounts Payable

None

1-2

Section 8.21                                Hedge Contracts as of Closing Date:

The following are hedges currently in place with BP Corporation North America Inc.:

Natural Gas Hedges

Period Covered	Index	MMBtu/ Month	Weighted Avg. Floor Price	Weighted Avg. Cap Price	Swap Price
6/1/09 — 12/31/10	WAHA West Texas IF	20,000	$6.30	$11.50	N/A
1/1/11 — 05/31/11	WAHA West Texas IF	10,000	$6.30	$11.00	N/A
1/1/011 — 5/31/11	WAHA West Texas IF	1,000	N/A	N/A	$6.10
6/1/11 — 12/31/11	WAHA West Texas IF	11,000	$5.50	$6.90	N/A
1/1/12 — 6/30/12	WAHA West Texas IF	7,500	N/A	N/A	$6.30

Oil Hedges

Period Covered	Index	BBL/ Month	Weighted Average Floor Price	Weighted Average Cap Price
1/01/09 — 12/31/09	Platts — West TX Sour	11,000	$58.00	$66.30
1/01/10 — 05/31/11	Platts — West TX Sour	10,000	$58.00	$66.30
6/1/11 — 12/31/11	Platts — West TX Sour	9,000	$60.00	$77.00
1/1/12 — 6/30/12	Platts — West TX Sour	6,000	$60.00	$77.00

1-3

SCHEDULE 2

SECURITY SCHEDULE

1.                                       Deed of Trust, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement dated May 1, 2006 executed by the Borrower in favor of NGP Capital Resources Company, as collateral agent for the benefit of the Secured Creditors, pledging Oil and Gas Properties located in Texas and New Mexico, amended by First Amendment to Deed of Trust, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement dated July 11, 2008 executed by the Borrower in favor of NGP Capital Resources Company, as collateral agent for the benefit of the Secured Creditors, and as further amended by Second Amendment to Deed of Trust, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement of even date herewith executed by the Borrower in favor of the CIT Capital USA Inc., as collateral agent for the benefit of the Secured Creditors, each recorded in the following jurisdictions:

Crane County, Texas
Ector County, Texas
Howard County, Texas
Mitchell County, Texas
Pecos County, Texas
Winkler County, Texas
Lea County, New Mexico
Eddy County, New Mexico

2.                                       UCC-1 Financing Statement naming the Borrower as debtor and NGP Capital Resources Company as secured party, covering all assets of the Borrower and filed with the Secretary of State of Texas in connection with the Existing Credit Agreement.

3.                                       UCC-3 Financing Statement Amendment amending item 2 above in connection with the resignation of NGP Capital Resources Company as collateral agent and appointment of CIT Capital USA Inc. as successor collateral agent under the Security Documents.

4                                          Amended and Restated Security Agreement June 26, 2009 by the Borrower in favor of CIT Capital USA Inc., as the collateral agent for the benefit of the Secured Creditors.

5.                                       UCC-1 Financing Statement naming the Borrower as debtor and CIT Capital USA Inc., as the collateral agent for the benefit of the Secured Creditors, as secured party, covering all assets of the Borrower and filed with the Secretary of State of Texas in connection with item 4 above.

6.                                       Guaranty Agreement dated June 26, 2009 by Resaca Operating Company in favor of CIT Capital USA Inc., as the collateral agent for the benefit of the Secured Creditors.

SCHEDULE 3

INSURANCE SCHEDULE

See Attached.

SCHEDULE 4

LENDERS SCHEDULE

Lenders	Percentage Share	Maximum Credit Amount	Percentage Share of Borrowing Base as of Closing Date

CIT Bank Address: 2180 South 1300 East, Ste 250 Salt Lake City, UT 84106 Telecopier No.: (201) 464-3524 Telephone No.: (201) 412-6814 Attn: Dan Burnett	0.714285714%	$35,714,285.71	$25,000,000.00

NGP Capital Resources Company Address: 1221 McKinney Street, Suite 2975 Houston, Texas 77002 Telecopier No.: (713) 752-0063 Telephone No.: (713) 752-0062 Attn: R. Kelly Plato	0.285714286%	$14,285,714.29	$10,000,000.00

TOTALS	100.00%	$50,000,000.00	$35,000,000.00

EXHIBIT A

PROMISSORY NOTE

$	New York, New York	, 200

FOR VALUE RECEIVED, the undersigned, RESACA EXPLOITATION, INC., a Texas corporation (the “Borrower”), hereby promises to pay to the order of                                         (the “Lender”), the principal sum of                                                , or, if greater or less, the aggregate unpaid principal amount of the Loans made by Lender to the Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Administrative Agent under the Credit Agreement, or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Second Amended and Restated Credit Agreement of dated as of June 26, 2009 among the Borrower, CIT Capital USA Inc., as the Administrative Agent, and the lenders (including Lender) referred to therein (as from time to time supplemented, amended or restated, the “Credit Agreement”), and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement).  Payments on this Note shall be made and applied as provided in the Credit Agreement.  Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

The Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit

A-1

against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

RESACA EXPLOITATION, INC.

By:
Name:
Title:

A-2

EXHIBIT B-1

FORM OF BORROWING NOTICE

[                   ], 20[   ]

Resaca Exploitation, Inc., a Texas corporation (the “Borrower”), pursuant to Section 2.3 of the Second Amended and Restated Credit Agreement dated as of June 26, 2009 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, CIT Capital USA Inc., as the Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)                                     Aggregate amount of the requested Borrowing is $[                        ];

(ii)                                  Date of such Borrowing is [                                ], 20[    ];

(iii)                               Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)                              In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                            ];

(v)                                 Amount of Borrowing Base in effect on the date hereof is $[                              ];

(vi)                              Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans) is $[                          ]; and

(vii)                           Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[                                ]; and

(viii)                        Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5 of the Credit Agreement, is as follows:

[                                                        ]
[                                                        ]
[                                                        ]
[                                                        ]
[                                                        ]

B-1-1

The undersigned certifies that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants in such capacity and on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

RESACA EXPLOITATION, INC.

By:
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF INTEREST ELECTION REQUEST

[                ], 20[   ]

Resaca Exploitation, Inc., a Texas corporation (the “Borrower”), pursuant to Section 2.4 of the Second Amended and Restated Credit Agreement dated as of June 26, 2009 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, CIT Capital USA Inc., as the Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)                                     The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                        ];

(ii)                                  The effective date of the election made pursuant to this Interest Election Request is [                        ], 20[    ];[and]

(iii)                               The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv)                          [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                      ]].

The undersigned certifies that he/she is the [                          ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants in such capacity and on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

RESACA EXPLOITATION, INC.

By:
Name:
Title:

B-2-1

EXHIBIT C

CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 26, 2009 (as amended or supplemented, the “Agreement”), by and among Resaca Exploitation, Inc., a Texas corporation (the “Borrower”), CIT Capital USA Inc., as the Administrative Agent, and certain financial institutions (“Lenders”).  Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 8.2(b) of the Agreement.  Together herewith the Borrower is furnishing to the Administrative Agent and each Lender Borrower’s *[audited/unaudited] financial statements (the “Financial Statements”) as of                          (the “Reporting Date”).  The Borrower hereby represents, warrants, and acknowledges to the Administrative Agent and each Lender that:

(a)                                  the officer of the Borrower signing this instrument is the duly elected, qualified and acting                          of the Borrower and as such is a Responsible Officer of the Borrower;

(b)                                 the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(c)                                  attached hereto is a schedule of calculations showing the Borrower’s compliance as of the Reporting Date with the requirements of Section 9.11 of the Agreement *[and the Borrower’s non-compliance as of such date with the requirements of Section(s)                          of the Agreement];

(d)                                 on the Reporting Date the Borrower was, and on the date hereof the Borrower is, in full compliance with the disclosure requirements of Section 8.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                          of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

(e)                                  *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of the Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of the Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of the Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

C-1

IN WITNESS WHEREOF, this instrument is executed as of                         , 200    .

RESACA EXPLOITATION, INC.

By:
Name:
Title:

C-2

EXHIBIT D

LEGAL OPINION

See attached.

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 26, 2009 (as amended or supplemented, the “Agreement”), by and among Resaca Exploitation, Inc., a Texas corporation (the “Borrower”), CIT Capital USA Inc., as the Administrative Agent, and certain financial institutions (“Lenders”).  Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Documents.  After giving effect to such sale and assignment, the Assignee’s Maximum Credit Amount and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

2.                                       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Maximum Credit Amount assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Maximum Credit Amount retained by the Assignor, if any, as specified on Schedule 1.

3.                                       The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 8.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Transferee [(subject to the required consent of the Administrative Agent [and the Borrower])]; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 12.5(c).

4.                                       Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance, if required by Section 12.5(c), and recording by the Administrative Agent and, if required by Section 12.5(c), (unless an Event of Default shall have occurred and be continuing) acceptance by the Borrower.  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, unless otherwise specified on Schedule 1.

5.                                       Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6.                                       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.                                       Assignee hereby agrees to treat, for federal income tax purposes, any interest paid by the Borrower to, or for the benefit of, Assignee under the Agreement in the manner reasonably requested by the Administrative Agent.

8.                                       This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of New York.

9.                                       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:			%

Assignee’s Maximum Credit Amount:	$

Aggregate outstanding principal amount of Loans assigned:	$

Principal amount of new Note payable to Assignee:	$

Principal amount of new Note payable to Assignor:	$

Effective Date (if other than date of acceptance by the Administrative Agent):	*	,	200

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: , 200

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

*                                         This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved] **
this day of , 200

CIT CAPITAL USA INC.

By:
Name:
Title:

[Approved this day **
of , 200

RESACA EXPLOITATION, INC.

By:
Name:
Title:

**                                  Required if the Assignee is an Eligible Transferee solely by reason of clause (b) of the definition of “Eligible Transferee”.